Execution Version ONEOK, INC. Up to $1,000,000,000 of Shares of Common Stock (par value of $0.01 per share) Equity Distribution Agreement August 4, 2026 BofA Securities, Inc. One Bryant Park New York, New York 10036 As Manager Bank of America, N.A. c/o BofA Securities, Inc. One Bryant Park New York, New York 10036 As Forward Purchaser Ladies and Gentlemen: ONEOK, Inc., an Oklahoma corporation (the “Company”), confirms its agreement (this “Agreement”) with BofA Securities, Inc. (the “Manager”) and Bank of America, N.A. (the “Forward Purchaser”) as follows: 1. Description of Common Stock. The Company proposes to (i) issue and sell from time to time through or to the Manager, as sales agent and/or principal, shares (the “Direct Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), and/or (ii) instruct from time to time the Manager, on behalf of the Forward Purchaser, to offer and sell borrowed shares of Common Stock (“Forward Hedge Shares”) in connection with one or more Confirmations (as defined below) entered into with the Forward Purchaser; provided that the aggregate number of shares of Common Stock sold pursuant to clauses (i) and (ii) above shall not exceed an aggregate gross sales price to the public of $1,000,000,000 (the Direct Shares together with the Forward Hedge Shares, the “Offered Shares”), during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Offered Shares through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of soliciting purchases of the Offered Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Offered Shares on the terms and subject to the conditions stated herein. Exhibit 1.1

2 Notwithstanding the foregoing, the Company may in the future, and from time to time, add additional managers and, if applicable, additional forward purchasers to this Agreement on the terms and conditions set forth herein. Such additional managers and additional forward purchasers shall execute a joinder to this Agreement, substantially in the form of Annex III attached hereto (a “Joinder Agreement”). From and after the date upon which any additional manager(s) and/or additional forward purchasers become a party hereto, all references herein to the Manager or Forward Purchaser shall be to the “Managers” and “Forward Purchasers” to be set forth in the Joinder Agreements. In the event the Company adds any additional managers and, if applicable, additional forward purchasers, the representations, warranties, covenants and obligations of the Managers and the Forward Purchasers shall be several and not joint, and no Manager or Forward Purchaser shall have any liability to the Company or any other party for the acts or omissions of any other Manager or Forward Purchaser. The Company agrees that whenever it determines to sell the Offered Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof. The Company may also enter into one or more forward share purchase transactions (each, a “Forward”) with the Forward Purchaser as set forth in separate forward sale confirmations, each of which shall be composed of the master confirmation agreement, dated as of the date hereof (the “Master Confirmation Agreement”) (substantially in the form of Annex II hereto), between the Company and the Forward Purchaser together with the relevant “Transaction Supplement” (as defined in the Master Confirmation Agreement) to be entered into from time to time for such Forward (each, a “Confirmation,” and collectively, the “Confirmations”). In connection therewith, the Company may, in consultation with the Forward Purchaser and the Manager, instruct the Forward Purchaser or its affiliates (any such sale, a “Forward Sale”) to borrow, offer and sell Offered Shares through the Manager (acting as agent or principal of the Forward Purchaser). 2. Representations and Warranties. The Company represents and warrants to, and agrees with, the Manager and the Forward Purchaser at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below. (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405) (File No. 333-296919) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of Common Stock, including the Offered Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective under the Act. The Company has filed with the Commission the Prospectus Supplement relating to the Offered Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each

3 such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. (b) On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any offer or sale of Offered Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Offered Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager or Forward Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Manager or Forward Purchaser consists of the information described as such in Section 7(a) hereof. (c) At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain an untrue statement of a material fact or omit to

4 state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package (or any amendments or supplement thereto), based upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager or Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any of the Manager or Forward Purchaser consists of the information described as such in Section 7(a) hereof. (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Shares in reliance on the exemption in Rule 163 and (iv) at each Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is a Well- Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Offered Shares within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r). (e) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Shares, the Company was not and, as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act, will not be an “ineligible issuer” (as defined in Rule 405 of the Act). (f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any of the Manager or Forward Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any of the Manager or Forward Purchaser consists of the information described as such in Section 7(a) hereof. (g) The Company has an authorized capitalization as set forth in the section of the Registration Statement, the Interim Prospectus Supplement and the Prospectus entitled “Description of Capital Stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus). (h) The list of subsidiaries included on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K includes all Subsidiaries as of the date of such report. The Company and each of its Subsidiaries is a corporation, limited liability company or limited partnership, as the case may be, duly organized, validly existing and in good

5 standing under the laws of its jurisdiction of incorporation or organization. The Company and each of its Subsidiaries have full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased, as the case may be, by it and to conduct its business in all material respects as described in the Disclosure Package and the Prospectus. The Company and each of its Subsidiaries is duly licensed or qualified to do business and in good standing as a foreign corporation, limited liability company or limited partnership, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased, as the case may be, by it makes such licensing or qualification necessary, except to the extent that the failure to so qualify, be licensed or be in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, cash flow, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”). (i) All the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued in accordance with such Subsidiary’s governing documents and are fully paid (in the case of any Subsidiary that is a limited liability company, to the extent required by such Subsidiary’s limited liability company agreement, and in the case of any Subsidiary that is a limited partnership, to the extent required by such Subsidiary’s agreement of limited partnership) and nonassessable (in the case of any Subsidiary that is a limited liability company, except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Revised Limited Liability Company Act, and in the case of any Subsidiary that is a limited partnership, except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and matters included in such Subsidiary’s agreement of limited partnership), and all outstanding equity interests of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, encumbrances or liens (“Liens”), except for any such Liens on the outstanding equity interests of the Subsidiaries that are described in the Disclosure Package and the Prospectus. (j) The Offered Shares and all other outstanding shares of capital stock of the Company have been duly and validly authorized in accordance with the Company’s governing documents; all outstanding shares of capital stock of the Company are, and, when the Direct Shares have been issued and delivered against payment therefor as provided herein, will be, duly and validly issued, fully paid and non-assessable, and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Direct Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to any agreement or other instrument to which the Company is a party; and the statements under the caption “Description of Capital Stock” in the Base Prospectus and contained or incorporated by reference in the Registration Statement, insofar as such statements summarize certain provision of documents referred to therein, fairly summarize such provisions in all material respects. Any shares of Common Stock to be delivered by the Company in settlement of all or any portion of the Company’s obligations under any Confirmation (the “Settlement Shares”) have been duly authorized and reserved for issuance and sale to the Forward Purchaser or any of its affiliates

6 pursuant to such Confirmation and, when issued and delivered by the Company in accordance with such Confirmation, and upon payment of any consideration required by such Confirmation, will be validly issued, fully paid and nonassessable. The issuance of any such Settlement Shares will not be subject to any preemptive rights, right of first refusal or other similar rights to subscribe for or purchase Settlement Shares. (k) The Common Stock, including the Offered Shares, conform in all material respects to the description thereof, if any, contained or incorporated by reference in the Registration Statement, the Interim Prospectus Supplement, the Prospectus and the Permitted Free Writing Prospectuses, if any. (l) This Agreement has been duly authorized, executed and delivered by or on behalf of the Company. Each Terms Agreement has been duly authorized and will be duly executed and delivered by or on behalf of the Company. The Master Confirmation Agreement has been duly authorized, executed and delivered by or on behalf of the Company, and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent transfer or conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally from time to time in effect and by generally principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”). Each Transaction Supplement has been duly authorized and, when duly executed and delivered by or on behalf of the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. (m) Neither the Company nor any Subsidiary is in violation or default of (i) any provisions of the certificate of incorporation or by-laws or other governing documents of the Company or the governing documents of such Subsidiary, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect or as could not materially impair the ability of the Company to perform its obligations under this Agreement. (n) Neither the issuance and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the provisions of the certificate of incorporation or by-laws or other governing documents of the Company or any of the governing documents of any of its

7 Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, which conflicts, breaches, violations or defaults, in the case of clauses (ii) or (iii), would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein except (i) such as have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) in connection with the purchase and distribution by the Manager of the Offered Shares in the manner contemplated herein and in the Disclosure Package and the Prospectus or (iii) such that the failure to obtain would not reasonably be expected to result in a Material Adverse Effect. (p) Except for such rights as have been duly waived and as described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, no person, other than persons party to this Agreement, has (i) the right, contractual or otherwise, to cause the Company to issue or sell to it Common Stock or other equity interests of the Company, (ii) any preemptive rights, resale rights, rights of first refusal or other rights to purchase Common Stock or other equity interests in the Company and (iii) the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Offered Shares; except for such rights as have been duly waived, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or other equity interests in the Company, or to include any such shares of Common Stock or other interests in the Registration Statement or the offering contemplated thereby. (q) The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such licenses, certificates, permits and other authorizations that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus. (r) Other than as set forth in the Disclosure Package, the Prospectus and the Registration Statement, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any

8 of its Subsidiaries or its or their property is pending or, to the Company’s knowledge, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect. (s) PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries included, or incorporated by reference, in the Registration Statement, Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and its applicable published rules and regulations. (t) (i) The consolidated financial statements together with the schedules and notes of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and (ii) the pro forma financial information and the related notes thereto included or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement has been prepared in all material respects in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in or incorporated by reference in the Disclosure Package, the Prospectus and the Registration Statement. (u) The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. (v) The Company is not and, after giving effect to the offering and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended. (w) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted except where the failure to do so does not materially interfere with the ownership, operation or benefits of operation of such businesses or materially increase the cost of operation or ownership of such businesses; provided that (a) with respect to the transmission and gathering pipelines of the Company and the Subsidiaries that own such pipelines and

9 right-of-way interests related thereto (the “Pipeline Properties”), the foregoing shall only constitute a representation that such Subsidiaries have sufficient title to enable them to use such Pipeline Properties in their businesses as they have been used in the past and as are proposed to be used in the future and will not materially increase the cost of such use, and (b) with respect to any real property, buildings and equipment held under lease by the Subsidiaries, such real property, buildings and equipment are held by the Subsidiaries under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property, buildings and equipment for such Subsidiary. (x) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted, except for failures of ownership or use that would not reasonably be expected to have a Material Adverse Effect. Additionally, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; and (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, in the case of each of clauses (i), (ii), (iii) and (iv) which would be reasonably expected to have a Material Adverse Effect. (y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, that would reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package. (z) The Company and its Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non- compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Prospectus. Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, except (y) with respect to any matters that, individually or in the aggregate,

10 would not reasonably be expected to have a Material Adverse Effect or (z) as set forth in or contemplated in the Disclosure Package and the Prospectus. (aa) In the ordinary course of its business, the Company reviews liabilities of the business, operations and properties of the Company and the Subsidiaries relating to Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or liabilities relating to compliance with Environmental Laws and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. (bb) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for (i) those failures to file or pay that would not reasonably be expected to have a Material Adverse Effect, (ii) any such tax payment, assessment, fine or penalty that is currently being contested in good faith or (iii) those failures to file or pay set forth in or contemplated in the Disclosure Package and the Prospectus. (cc) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid by the Company in connection with the execution and delivery of this Agreement (including any Terms Agreement), any Confirmation or the issuance and sale by the Company of the Offered Shares. (dd) The Company and the Subsidiaries are insured by insurers that the Company has no reason to believe are not of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged. (ee) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package has been prepared in accordance with the Commission’s applicable rules and guidelines. Since the date of the most recent audited balance sheet of the Company and its consolidated subsidiaries audited by PricewaterhouseCoopers LLP and reviewed by the board of directors of the Company, (i) except as otherwise disclosed to you, the Company has not been advised of (A) any significant deficiencies in the design

11 or operations of internal control over financial reporting that could adversely affect the ability of the Company and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. (ff) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act). (gg) The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 thereof related to loans to officers and directors and Sections 302 and 906 related to certifications. (hh) Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, agent or employee of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. (ii) The operations of the Company and its Subsidiaries are and have been conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes of all applicable jurisdictions (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened. (jj) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

12 (kk) The Company has not received any notice from the New York Stock Exchange (“NYSE”) regarding the delisting of the Company’s Common Stock from the NYSE. (ll) Neither the Company nor the Subsidiaries have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares. (mm) There is no contract or other document of a character required to be described in the Registration Statement or Base Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required (and the Interim Prospectus Supplement contains in all material respects the same description of the foregoing matters as will be contained in the Base Prospectus, including the information incorporated by reference therein up to and through the date of this Agreement). (nn) Except as disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries (i) do not have any material lending or other relationship with any bank or lending affiliate of the Manager and (ii) do not intend to use any of the proceeds from the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation hereunder to repay any outstanding debt owed to any affiliate of the Manager. (oo) Except as disclosed in the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement (as such information may have been superseded by a subsequent filing with the Commission), the Interim Prospectus Supplement, the Prospectus and the Issuer Free Writing Prospectuses, if any, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, earnings, financial condition or results of operations of the Company and the subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof (provided, however, that any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating will not violate this Section 2(oo)), (ii) any transaction which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries, taken as a whole, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof and issuances of commercial paper notes and any drawdowns under the Company’s second amended and restated revolving credit agreement, effective February 14, 2025, as

13 amended (the “Amended and Restated Credit Agreement”), or (iv) any change in the capitalization or outstanding indebtedness of the Company or any Subsidiaries, except for the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation and the application of the net proceeds thereof, issuance of Common Stock pursuant to Company Equity Plans and any issuances of commercial paper notes and drawdowns under the Amended and Restated Credit Agreement. (pp) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined herein), determined without regard to any waiver of such obligations or extension of any amortization period that would reasonably be expected to have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, none of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its Subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its Subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its Subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its Subsidiaries may have any liability. (qq) The Company’s Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (e)(1) of such rule. (rr) The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Offered Shares in accordance with Rule 415(a)(4). (ss) There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any

14 transactions contemplated by this Agreement, each Terms Agreement, the Master Confirmation Agreement or any Transaction Supplement. (tt) Assuming that the Manager complies with Rule 173 of the Securities Act in connection with the sales of Offered Shares in an amount not less than the Number of Shares (as defined in the Master Confirmation Agreement), the issuance and sale by the Company of the Settlement Shares to the Forward Purchaser or its affiliates in settlement of the Master Confirmation Agreement and any Transaction Supplement in accordance with the terms thereof and the delivery by the Forward Purchaser or its affiliates of the Settlement Shares, during the term of and at settlement of the Master Confirmation Agreement and any such Transaction Supplement to close out open borrowings of Common Stock created in the course of the hedging activities created by the Forward Purchaser or its affiliates relating to its exposure under the Master Confirmation Agreement and such Transaction Supplement will not require registration under the Securities Act. (uu) (i)(A) To the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that had, or would reasonably be expected to have had, individually or in the aggregate, a Material Adverse Effect, and (B) the Company and its Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data that had, or would reasonably be expected to have had, a Material Adverse Effect; (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any certificate signed by or on behalf of any officer of the Company and delivered to the Manager and the Forward Purchaser or counsel for the Manager and Forward Purchaser in connection with this Agreement, any Terms Agreement, the Master Confirmation Agreement and any Transaction Supplement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager and the Forward Purchaser.

15 3. Sale and Delivery of Offered Shares. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Manager agrees that (x) the Company may issue and sell Offered Shares from time to time through the Manager, acting as sales agent and agreeing to use its reasonable efforts to sell the Offered Shares (any such agented or principal sale, a “Direct Sale”), or (y) the Company may, in consultation with the Forward Purchaser and the Manager, instruct the Forward Purchaser or its affiliates to borrow, offer and sell Forward Hedge Shares through the Manager (acting as agent or principal of the Forward Purchaser) on the following terms. (i) The Offered Shares are to be sold by the Manager on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company, through any of the individuals listed as “Authorized Representatives” on Schedule II hereto, has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement; provided, however, that the Company will only submit its orders to one of the Manager on any given single trading day. Such instructions will also specify whether such Offered Shares (i) will be sold through the Manager, acting as sales agent or principal in a Direct Sale or (ii) borrowed by the Forward Purchaser or its affiliates and sold through the Manager, as forward seller, in connection with a Forward Sale. The Company will designate the maximum amount of the Offered Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Offered Share at which such Offered Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Offered Shares designated for the sale by the Company on such day. The gross sales price of the Offered Shares sold under this Section 3(a) shall be the market price for the Company’s Common Stock sold by the Manager under this Section 3(a) at the time of sale of such Offered Shares. (ii) The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Offered Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Offered Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Offered Shares as required under this Agreement and (C) the Manager shall be under no obligation to purchase Offered Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed to by the Manager and the Company.

16 (iii) The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Offered Shares at a price lower than the minimum price therefor designated from time to time by the board of directors of the Company (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing, or in a number in excess of the number of shares of Common Stock approved for listing on the NYSE. The Company, through any Authorized Representatives, or the Manager may, upon notice to the Company or the Manager, as applicable, by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Offered Shares with respect to which the Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Offered Shares sold, or with respect to the Offered Shares that the Company or the Forward Purchaser has agreed to sell hereunder prior to the giving of such notice. (iv) The Manager hereby covenants and agrees not to make any sales of the Offered Shares on behalf of the Company pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “Continuous Offerings”), (2) to or through a market maker or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network, a “dark pool” or any similar market venue, (B) such other sales of the Offered Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement and (C) pursuant to any Confirmation. (v) Notwithstanding anything herein to the contrary, in the event that either (i) the Forward Purchaser or its affiliate, in its commercially reasonable judgment, is unable to borrow and deliver for sale the full number of Offered Shares to be borrowed and sold by the Forward Purchaser under this Agreement or (ii) in the commercially reasonable judgment of the Forward Purchaser, the Forward Purchaser would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of the full number of Forward Hedge Shares to be borrowed and sold by the Forward Purchaser through the Manager, then the Manager shall be required to sell on behalf of the Forward Purchaser only the aggregate number of Forward Hedge Shares that the Forward Purchaser or its affiliate is able to borrow at a cost of no more than 200 basis points per annum. (vi) The compensation to the Manager for Direct Sales of the Direct Shares with respect to which the Manager acts as sales agent under this Agreement shall be up to, but shall not exceed, 2.0% of the gross sales price of the Direct Shares sold by the Manager and the compensation payable to the Manager (in its capacity as forward seller on behalf of the Forward Purchaser) for sales of Forward Hedge Shares in connection with a Forward shall be reflected in

17 a reduction of up to 2.0% in the Initial Forward Price (as such term is defined in the Master Confirmation Agreement) pursuant to this Section 3(a) and payable as described in the succeeding subsection (vii) below. The foregoing rate of compensation for Direct Sales of the Offered Shares shall not apply when the Manager acts as principal, in which case the Company may sell Offered Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the compensation to the Manager and after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds to the Company or the Forward Purchaser, as applicable for such Forward Hedge Shares (the “Net Proceeds”). (vii) The Manager participating in any Direct Sale or Forward Sale shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Offered Shares are sold under this Section 3(a) setting forth the number of the Offered Shares sold by the Manager on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company or the Forward Purchaser, as applicable, and the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof. (viii) Settlement for sales of the Direct Shares pursuant to this Section 3(a) will occur on the second Business Day following the date on which such sales are made (or such earlier day as is industry practice for regular-way trading), or on some other date that is agreed upon by the Company and the Manager in connection with a particular transaction (each such day, a “Direct Settlement Date”). On each Direct Settlement Date, the Direct Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Direct Shares. Settlement for all such Direct Shares shall be effected by free delivery of the Direct Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Direct Shares on any Direct Settlement Date, the Company shall (A) indemnify and hold the Manager, as applicable, harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any compensation to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Company on any Direct Settlement Date for the Direct Shares delivered by the Company to the Manager, such breaching Manager will pay the Company an amount based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

18 (ix) On each date of settlement for any Forward Sale (each such day, a “Forward Settlement Date,” and together with a Direct Settlement Date, a “Settlement Date”), the Forward Hedge Shares shall be delivered by the Forward Purchaser or its affiliates to the Manager in book-entry form to the Manager’s account at The Depository Trust Company against payment by the Manager of the Net Proceeds from the sale of such Forward Hedge Shares in same day funds delivered to an account designated by the Forward Purchaser. (x) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k) of this Agreement), the Company shall be deemed to have affirmed each representation and warranty contained in Section 2 of this Agreement as if such representation and warranty were made as of such date, but modified as necessary to relate to the Registration Statement and the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Offered Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein (as modified in the manner describe above), to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement. (b) If the Company wishes to issue and sell the Offered Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control to the extent of such conflict only. (c) Each sale of the Offered Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Offered Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Offered Shares by the Manager. The commitment of the Manager to purchase the Offered Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Offered Shares herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Offered Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Offered Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Offered Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Offered Shares.

19 Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager. (d) Under no circumstances shall the number and aggregate amount of the Offered Shares sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1 of this Agreement, (ii) the number of shares of Common Stock available for issuance under the currently effective Registration Statement or (iii) the maximum number and aggregate amount, if any, of the Offered Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing. (e) If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Offered Shares, it shall promptly notify the other parties and sales of the Offered Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. (f) Notwithstanding any other provision of this Agreement, the Company shall not request the sale of any Offered Shares that would be sold, and the Manager shall not be obligated to sell, during any period in which the Company is in possession of material non-public information. 4. Agreements. The Company agrees with each of the Manager and the Forward Purchaser that: (a) During any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any (i) amendment to the Registration Statement, (ii) or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus, or (iii) any Rule 462(b) Registration Statement relating to the Offered Shares (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the shares of Common Stock and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act), unless the Company has furnished to the Manager a copy for its review prior to filing, and will not file any such proposed amendment or supplement or Rule 462(b) Registration Statement to which the Manager reasonably objects, unless (i) in the judgment of counsel to the Company, such amendment, supplement or filing is required by applicable law or (ii) is advisable in furtherance of a Commission request. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to

20 the Manager of such timely filing. The Company will promptly advise the Manager (v) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the shares of Common Stock shall have been filed with the Commission, (w) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Offered Shares, any amendment to the Registration Statement shall have been filed or become effective, (x) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Company’s Common Stock, or for any supplement to the Prospectus or for any additional information, (y) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to promptly use its commercially reasonable efforts to obtain the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable. (b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) other than during such time as when the offering of Offered Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request. (c) Other than during such time as when the offering of Offered Shares has been suspended pursuant to Section 3(a)(iii) of this Agreement, during any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in

21 connection with use or delivery of the Prospectus, the Company promptly will (i) promptly notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request; provided, however, that in no case shall the Company be obligated to furnish to the Manager any reports, documents or definitive proxy or information statement to the extent any such reports, documents or proxy or information statements are available on Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). (d) As soon as practicable, the Company will make generally available, via EDGAR, to its security holders and to the Manager an earnings statement or statements of the Company and its Subsidiaries (which need not be audited) which will satisfy the provisions of Section 11(a) of the Act, including, at the option of the Company, Rule 158, which may be satisfied through the filing with the Commission of reports required under the Exchange Act. (e) The Company will furnish or otherwise make available upon request to the Manager and the Forward Purchaser and counsel for the Manager and the Forward Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or any dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager or Forward Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering. (f) The Company will arrange, if necessary, for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Manager or Forward Purchaser may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Offered Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Shares, in any jurisdiction where it is not now so subject. (g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the

22 Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. (h) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, in each case, at any time that sales of the Offered Shares have been made but not settled, or the Company has outstanding with the Manager any instructions to sell the Offered Shares but such instructions have not been fulfilled or cancelled. Notwithstanding the foregoing, the Company may (A) issue and sell Offered Shares pursuant to this Agreement or any Terms Agreement, (B) file a registration statement on Form S-8 or issue and sell shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to any employee benefit plan, long-term incentive plan, any equity compensation plan or stock compensation plan of the Company in effect at the Execution Time, (C) may issue or deliver shares of Common Stock issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Execution Time, (D) file a “universal” shelf registration statement with respect to the Company’s debt or Common Stock for the purpose of increasing the capacity under or replacing the Company’s then existing “universal” shelf registration statement, (E) may issue and deliver Settlement Shares pursuant to any Confirmation, and (F) issue and sell Common Stock pursuant to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and/or file a shelf registration statement with respect to the Company’s Direct Stock Purchase and Dividend Reinvestment Plan for the purposes of increasing the capacity under or replacing the Company’s then-existing shelf registration statement covering the Direct Stock Purchase and Dividend Reinvestment Plan. (i) The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Offered Shares.

23 (j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager and the Forward Purchaser immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager and the Forward Purchaser pursuant to Section 6 herein. (k) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder) and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) of this Agreement or a prospectus supplement relating solely to the offering of securities other than the Offered Shares) or a new registration statement relating to the Offered Shares shall become effective, (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K (other than a Current Report on Form 8-K containing amended financial information, capsule financial information, financial statements or supporting schedules (excluding information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K)) or a Definitive Proxy Statement on Schedule 14A (relating to an annual meeting)), (iii) the Offered Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement or (iv) otherwise as the Manager may reasonably request) (such commencement or recommencement date and each such date referred to in subsections (i), (ii), and (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager and the Forward Purchaser (or, in the case of subclause (iii) above, the Manager party to the Terms Agreement) forthwith a certificate dated and delivered on the Representation Date or promptly upon request, as the case may be, in form satisfactory to the Manager and the Forward Purchaser (or, in the case of subclause (iii) above, the Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager and the Forward Purchaser (or, in the case of subclause (iii) above, the Manager party to the Terms Agreement) are true and correct as of such Representation Date as though made at and as of such time (except that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as described immediately above to the time of delivery of such certificate. The requirement to provide a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which the Company has instructed the Manager that no sales of shares of Common Stock may be made hereunder, which waiver shall continue until the earlier to occur of the date on which the Company has instructed the Manager to sell shares of Common Stock hereunder (which for such date shall be considered a Representation Date) and the next occurring Representation Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently has instructed the Manager to sell shares of Common Stock hereunder

24 following a Representation Date when the Company relies on such waiver and did not provide the Manager with a certificate under this Section 4(k), then before the Company delivers an instruction to sell shares of Common Stock, the Company shall provide the Manager with a certificate referred to in Section 6(f) of this Agreement and a certificate under this Section 4(k). (l) At each Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Company shall furnish or cause to be furnished forthwith to the Manager and the Forward Purchaser (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the Manager party to such Terms Agreement) and to counsel to the Manager and the Forward Purchaser a written opinion of (i) Latham & Watkins LLP, counsel to the Company (“Latham & Watkins”) and (ii) GableGotwals, counsel to the Company (“GableGotwals”), or other counsel satisfactory to the Manager and the Forward Purchaser, each dated as of such Representation Date, in form and substance reasonably satisfactory to the Manager and the Forward Purchaser, of the same tenor as the opinions referred to in Sections 6(b) and 6(c) of this Agreement, respectively, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. (m) At each Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, Clifford Chance US LLP (“Clifford Chance”), counsel to the Manager and the Forward Purchaser, shall deliver a written opinion, dated as of such Representation Date in form and substance satisfactory to the Manager and the Forward Purchaser (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the Manager party to such Terms Agreement), of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. (n) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented, or a new registration statement relating to the Offered Shares shall become effective, in each case, to include additional amended financial information, (ii) the Offered Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K or (iv) otherwise as the Manager or Forward Purchaser may reasonably request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus (such commencement or recommencement date and each such date referred to in subsections (i), (ii), (iii) and (iv) above, a “Financial Representation Date”), the Company shall cause (A) PricewaterhouseCoopers LLP, to the extent an audit opinion of such firm is incorporated by reference in the Registration Statement (the “Accountants”), or (B) other independent accountants satisfactory to the

25 Manager and the Forward Purchaser (or, in the case of a Financial Representation Date of the type described in clause (ii) above, the Manager party to such Terms Agreement) forthwith, to furnish the Manager and the Forward Purchaser a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to the Manager and the Forward Purchaser, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a letter under this Section 4(n) shall be waived for any Financial Representation Date if the Company is not obligated to deliver a certificate referred to in Section 4(k) of this Agreement on such date. Notwithstanding the foregoing, if the Company subsequently has instructed the Manager to sell shares of Common Stock hereunder following a Financial Representation Date when the Accountants relied on the waiver set forth in Section 4(k) of this Agreement and did not provide the Manager with a letter under this Section 4(n), then before the Company delivers an instruction letter to sell shares of Common Stock, the Company shall cause the Accountants to provide the Manager with letters referred to in this Section 4(n). (o) Upon commencement of the offering of the Offered Shares under this Agreement (and upon the recommencement of the offering of the Offered Shares under this Agreement following the termination of a suspension of sales hereunder), and at each other Representation Date with respect to which the Company is obligated to deliver a certificate referred to in Section 4(k) of this Agreement, the Company will conduct a due diligence session, in form and substance reasonably satisfactory to the Manager and the Forward Purchaser, which shall include representatives of the management and the independent accountants of the Company. Additionally, the Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager and the Forward Purchaser or their agents or counsel from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager and the Forward Purchaser may reasonably request. (p) The Company consents to the Manager’s and the Forward Purchaser’s trading in the Company’s Common Stock for the Manager’s or Forward Purchaser’s own account and for the account of its clients from time to time and at the same time as sales of the Offered Shares occur pursuant to this Agreement or pursuant to a Terms Agreement. (q) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Offered Shares sold through the Manager under this Agreement and the Net Proceeds to the Company with respect to sales of Offered Shares pursuant to this Agreement (including any Terms Agreement) and any Confirmation during the relevant period.

26 (r) If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(i) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Offered Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Offered Shares. (s) Each acceptance by the Company of an offer to purchase the Offered Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Offered Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Offered Shares). (t) The Company will use its commercially reasonable efforts to cause the Offered Shares to be listed for trading on the NYSE and to maintain such listing. (u) During any period when the delivery of a prospectus relating to the Offered Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder. (v) The Company shall cooperate with the Manager and the Forward Purchaser and use its reasonable efforts to permit the Offered Shares to be eligible for clearance and settlement through the facilities of DTC. (w) The Company will apply the Net Proceeds to it from the sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or the proceeds of the settlement of any Forward in the manner set forth in the Prospectus. 5. Payment of Expenses. (a) The Company agrees to pay the Company’s costs and expenses incident to the performance of its obligations under this Agreement, any Terms Agreement, any Confirmation or any Transaction Supplement, whether or not the transactions contemplated hereby or thereby are consummated, including, without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus and all amendments or supplements

27 to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Offered Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Offered Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any Terms Agreement, any Confirmation or any Transaction Supplement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Offered Shares; (v) the registration of the Offered Shares under the Exchange Act and the listing of the Offered Shares on the NYSE; (vi) any registration or qualification of the Offered Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager and the Forward Purchaser relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager and the Forward Purchaser relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Company’s representatives in connection with presentations to prospective purchasers of the Offered Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the reasonable documented out-of-pocket expenses of the Manager and the Forward Purchaser, including the reasonable fees, disbursements and expenses of counsel for the Manager and the Forward Purchaser in connection with this Agreement, the Registration Statement and any Confirmation and ongoing services in connection with the transactions contemplated hereunder; and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder. 6. Conditions to the Obligations of the Manager. The obligations of the Manager and Forward Purchaser under this Agreement (including any Terms Agreement) and the Confirmations shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions: (a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Offered Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened. (b) The Company shall have requested and caused Latham & Watkins to furnish to the Manager and the Forward Purchaser (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated

28 as of such date and addressed to the Manager and the Forward Purchaser, in substantially the form set forth in Exhibit A hereto. (c) The Company shall have requested and caused GableGotwals to furnish to the Manager and the Forward Purchaser (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the Manager party to such Terms Agreement), on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager and the Forward Purchaser, in substantially the form set forth in Exhibit B hereto. (d) The Manager and the Forward Purchaser shall have received from Clifford Chance, counsel for the Manager and the Forward Purchaser (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the Manager party to such Terms Agreement), on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager and the Forward Purchaser, with respect to the issuance and sale of the Offered Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any amendment or supplement thereto) and other related matters as the Manager and the Forward Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. (e) Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any adverse change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any adverse change, or any development involving a prospective adverse change, in or affecting the business, properties, management, earnings, results of operations or financial condition of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto). (f) The Company shall have furnished or caused to be furnished to the Manager and the Forward Purchaser (or, in the case of a Financial Representation Date of the type described in Section 4(n)(ii) of this Agreement, the Manager party to such Terms Agreement), on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the President and Chief Executive Officer and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

29 (i) subject to modification to incorporate the disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus, and the documents incorporated by reference therein, in each case as amended or supplemented as of such date, the representations and warranties of the Company in Section 2 of this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date; (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and (iii) since the date of the most recent financial statements included in the Disclosure Package, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus. (g) The Company shall have requested and caused PricewaterhouseCoopers LLP, to the extent an audit opinion of such firm is incorporated by reference in the Registration Statement, to have furnished to the Manager and the Forward Purchaser (or, in the case of a Financial Representation Date of the type described in Section 4(n)(ii) of this Agreement, the Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof, letters (which may refer to letters previously delivered to the Manager and the Forward Purchaser), containing statements and information of the type ordinarily included in accountants “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Interim Prospectus Supplements, the Prospectus and the Permitted Free Writing Prospectuses, if any, dated as of such date, in form and substance satisfactory to the Manager and the Forward Purchaser or, in the case of Section 4(k)(iii), the Manager party to such Terms Agreement; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than two Business Days prior to the date of such letter. (h) Between the Execution Time and the time of any sale of Offered Shares through the Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change. (i) The Offered Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager and the Forward Purchaser. (j) Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager and the Forward Purchaser, as applicable

30 (or, in the case of a Representation Date of the type described in Section 4(k)(iii) of this Agreement, the Manager party to such Terms Agreement), such further information, certificates and documents as the Manager(s) may reasonably request. If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and the Forward Purchaser and counsel for the Manager and the Forward Purchaser, this Agreement and all obligations of the Manager and the Forward Purchaser hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager and the Forward Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing. The documents required to be delivered by this Section 6 shall be delivered at the office of Clifford Chance, counsel for the Manager and the Forward Purchaser, at 845 Texas Avenue, Suite 2700, Houston, TX 77002, on each such date as provided in this Agreement. 7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Manager and Forward Purchaser, the directors, officers, employees, agents of the Manager and Forward Purchaser, affiliates of the Manager and Forward Purchaser and each person who controls the Manager or Forward Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any amendment thereof or supplemental thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager or Forward Purchaser or by legal counsel to the Manager and the Forward Purchaser on behalf of the Manager or Forward Purchaser specifically for inclusion therein. This indemnity will be in addition to any liability that the Company may otherwise have. The

31 Company acknowledges that the names of the Manager and the last sentence of the first paragraph under the heading “Plan of Distribution” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Manager and the Forward Purchaser for inclusion in the Prospectus. (b) The Manager and the Forward Purchaser agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to the Manager and the Forward Purchaser, but only with reference to written information relating to the Manager or Forward Purchaser furnished to the Company by the Manager or Forward Purchaser or by legal counsel to the Manager or Forward Purchaser on behalf of the Manager and Forward Purchaser specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that the only such written information furnished by or on behalf of any of the Manager or Forward Purchaser consists of the information described as such in Section 7(a) hereof. This indemnity agreement will be in addition to any liability which the Manager or Forward Purchaser may otherwise have. (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and only to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above, as applicable. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (w) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (x) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (y) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (z) the indemnifying party shall authorize the indemnified party to employ

32 separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Manager and the Forward Purchaser, severally and not jointly, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Manager and the Forward Purchaser, as applicable, may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager and the Forward Purchaser on the other from the offering of the Offered Shares; provided, however, that in no case shall the Manager or Forward Purchaser be responsible for any amount in excess of the total compensation as set forth in Section 3(a)(vi) of this Agreement, as the case may be, applicable to the Offered Shares sold by the Manager or Forward Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager or Forward Purchaser severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager or Forward Purchaser on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager or Forward Purchaser shall be deemed to be equal to the total compensation as set forth in Section 3(a)(vi) of this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether an untrue or an alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager or Forward Purchaser on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Manager and the Forward Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager or Forward Purchaser within the meaning of either the Act or the Exchange Act and each

33 director, officer, employee and agent of the Manager or Forward Purchaser shall have the same rights to contribution as the Manager or Forward Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d). 8. Termination. (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Manager or Forward Purchaser, relating to borrowings, offers and sales of the Offered Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Offered Shares have been sold through the Manager for the Company, then Section 4(s) of this Agreement shall remain in full force and effect, (ii) with respect to any pending Direct Sale or Forward Sale, through the Manager or Forward Purchaser for the Company, the obligations of the Company, including in respect of compensation of the Manager or Forward Purchaser, as applicable, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination. (b) The Manager and the Forward Purchaser shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations pursuant to the provisions of this Agreement relating to borrowings, offers and sales of the Offered Shares in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager or Forward Purchaser under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 14 and 15 of this Agreement shall remain in full force and effect with respect to the Manager or Forward Purchaser notwithstanding such termination. (c) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7, 9 and 10 shall remain in full force and effect. (d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager and the Forward Purchaser or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Offered Shares, such sale shall settle in accordance with the provisions of Section 3(a)(viii) of this Agreement. (e) In the case of any purchase of Offered Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Offered Shares, if at any

34 time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or NASDAQ shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Offered Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto). 9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its respective officers and of the Manager and Forward Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager, Forward Purchaser or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Shares. 10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (a) the Manager, will be mailed, delivered or electronically mailed to the following address: BofA Securities, Inc. One Bryant Park New York, New York 10036 Attention: DG ATM Execution. dg.atm_execution@bofa.com if sent to (b) the Forward Purchaser, will be mailed delivered or electronically mailed to the following address: Bank of America, N.A. One Bryant Park, 8th Fl. New York, New York 10036 Attention: Strategic Equity Solutions Group Telephone: 646-855-6770 Email: dg.issuer_derivatives_notices@bofa.com or, if sent to (c) the Company, will be mailed, delivered or telefaxed to: ONEOK, Inc. 100 West Fifth Street Tulsa, OK 74103 Attention: General Counsel

35 Fax: (918) 588-7971 with a copy to: Latham & Watkins LLP 300 Colorado Street, Suite 2400 Austin, TX 78701 Attention: David J. Miller; Samuel D. Rettew 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. 12. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Offered Shares pursuant to this Agreement (including any Terms Agreement) or any Confirmation is an arm’s-length commercial transaction between the Company, on the one hand, and each of the Manager and the Forward Purchaser and any affiliate through which it may be acting, on the other hand, (b) the Manager and Forward Purchaser is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s Common Stock and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager and the Forward Purchaser in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager or Forward Purchaser has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager or Forward Purchaser has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. 13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof. 14. Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute arising under or related to this Agreement and any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. 15. Waiver of Jury Trial. The parties hereto hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby. 16. Recognition of the U.S. Special Resolution Regimes.

36 (a) In the event that the Manager or Forward Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager or Forward Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. (b) In the event that the Manager or Forward Purchaser that is a Covered Entity or a BHC Act Affiliate of the Manager or Forward Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager or Forward Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder. 17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, including facsimile and .pdf electronic counterparts (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law), each of which, when executed and delivered, shall constitute an original and all of which together shall constitute one and the same agreement. 18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof. 19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated. “Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder. “Applicable Time” shall mean, with respect to any Offered Shares, the time of sale of such Offered Shares pursuant to this Agreement, any relevant Terms Agreement, the Master Confirmation Agreement or any Transaction Supplement.

37 “Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time. “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City. “Commission” shall mean the Securities and Exchange Commission. “Company Equity Plans” shall mean the (i) ONEOK, Inc. 401(k) Plan, (ii) ONEOK, Inc. Long Term Incentive Plan, (iii) ONEOK, Inc. Equity Compensation Plan, (iv) ONEOK, Inc. Employee Stock Award Program, (v) ONEOK, Inc. Employee Stock Purchase Plan, (vi) ONEOK, Inc. Direct Stock Purchase and Dividend Reinvestment Plan, (vii) ONEOK, Inc. 2018 Equity Incentive Plan, (viii) ONEOK, Inc. 2025 Equity Incentive Plan, (ix) ONEOK, Inc. 2025 Employee Stock Award Program, (x) Magellan Midstream Partners Long-Term Incentive Plan and (xi) the EnLink Midstream, LLC 2014 Long-Term Incentive Plan. “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed Interim Prospectus Supplement, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Offered Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405. “Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Offered Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by this Agreement. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433. “Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed Interim Prospectus Supplement (if any).

38 “Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Offered Shares that was filed pursuant to Rule 424(b) at or before the Execution Time. “Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Company’s Common Stock that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. “Rule 153,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462” refer to such rules under the Act. “Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 2(a) hereof. “Subsidiaries” shall mean the “significant subsidiaries” (as defined in Rule 1- 02(w) of Regulation S-X) of the Company. [Signature pages follow]

[Signature Page to Equity Distribution Agreement] If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the parties hereto. Very truly yours, ONEOK, INC. By: /s/ Walter S. Hulse III Name: Walter S. Hulse III Title: Chief Financial Officer, Treasurer and Executive Vice President, Investor Relations and Corporate Development

[Signature Page to Equity Distribution Agreement] The foregoing Agreement is hereby confirmed and accepted as of the date first written above. BofA Securities, Inc. By: /s/ Julio Hernandez________________ Name: Julio Hernandez Title: Managing Director As Manager Bank of America, N.A. By: /s/ Eric Coghlin___________________ Name: Eric Coghlin Title: Managing Director As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Sch. I Schedule I None.

Sch. II Schedule II Authorized Representatives: Name Pierce H. Norton II Walter S. Hulse III Mary M. Spears Andrea Cooper Sarah M. Rechter

Annex I Annex I FORM OF TERMS AGREEMENT ONEOK, Inc. Shares of Common Stock TERMS AGREEMENT , 20 [Name of Manager] Dear Sir/Madam: ONEOK, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated [  ], 2026 (the “Equity Distribution Agreement”), among the Company, the Manager and the Forward Purchaser, to issue and sell the securities specified in Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Shares”)]. [Include only if the Manager has an over-allotment option] Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Equity Distribution Agreement. [The Manager shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by the Manager to the Company for the Purchased Shares. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.] [Include only if the Manager has an over-allotment option] Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agents of the Company, of offers to purchase the Purchased Shares is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option], except that each representation and

Annex I warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (or any amendment or supplement thereto) (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus (or any amendment or supplement thereto), and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] [Include only if the Manager has an over-allotment option] in relation to the Prospectus (or any amendment or supplement thereto) to relate to the Purchased Shares. An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares] [Include only if the Manager has an over-allotment option], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission. Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agree to purchase from the Company the number of Purchased Shares at the time and place and at the purchase price set forth in Schedule I hereto. If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company. ONEOK, Inc. By: Name: Title: ACCEPTED as of the date first written above. [●] By: Name: Title:

Annex I Schedule I Title of Purchased Shares [and Additional Shares]: Number of Purchased Shares: [Number of Additional Shares:] [Price to Public:] Purchase Price by the Manager: Method of and Specified Funds for Payment of Purchase Price: By wire transfer to a bank account specified by the Company in same day funds. Method of Delivery: Free delivery of the shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price. Time of Delivery: Closing Location: Documents to be Delivered: The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]: (1) The opinions referred to in Section 4(l). (2) The opinion referred to in Section 4(m). (3) The accountants’ letters referred to in Section 4(n). (4) The officers’ certificate referred to in Section 4(k). (5) Such other documents as the Manager shall reasonably request.

Annex II FORM OF MASTER CONFIRMATION AGREEMENT Execution Version To: ONEOK, Inc. From: [DEALER] Re: Issuer Share Forward Sale Transactions Date: [  ], 2026 Dear Sir(s): The purpose of this communication (this “Master Confirmation”) is to set forth the terms and conditions of the transactions to be entered into from time to time between [DEALER] (“Dealer”)[, with [AGENT (IF RELEVANT)] (“Agent”), as agent,]1 and ONEOK, Inc. (“Counterparty”) on the Trade Dates specified herein (collectively, the “Transactions” and each, a “Transaction”) in accordance with the terms of the Equity Distribution Agreement (the “Distribution Agreement”), dated as of [  ], 2026, among Dealer, Counterparty and the other parties thereto. Each Transaction will be evidenced by a transaction supplement substantially in the form attached as Annex C hereto (each, a “Transaction Supplement” and each such Transaction Supplement, together with this Master Confirmation, a “Confirmation”). Each Confirmation will constitute a “Confirmation” as referred to in the Agreement specified below. [Each Confirmation will be a confirmation for purposes of Rule 10b-10 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).]2 1. Each Confirmation is subject to, and incorporates, the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). For purposes of the Equity Definitions, each Transaction to which this Master Confirmation relates will be deemed to be a Share Forward Transaction. Each Confirmation shall supplement, form a part of and be subject to an agreement (the “Agreement”) in the form of the ISDA 2002 Master Agreement (the “ISDA Form”), as published by ISDA, as if Dealer and Counterparty had executed the ISDA Form on the date hereof (but without any Schedule except for: (i) the election of New York law (without regard to New York’s choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law) 1 NTD: insert if the Dealer has an agent. 2 NTD: insert if Dealer is a broker-dealer (or its Agent is).

Master Confirmation – 2 as the governing law and US Dollars (“USD”) as the Termination Currency; (ii) in respect of Section 5(a)(vi) of the Agreement: (a) the election that the “Cross Default” provisions of Section 5(a)(vi) shall apply to Counterparty with a “Threshold Amount” of USD 50 million and Dealer with a “Threshold Amount” of three percent of the shareholders’ equity of the entity as specified on Annex B hereto, as of the Trade Date; (b) the phrase “or becoming capable at such time of being declared” shall be deleted from clause (1) of Section 5(a)(vi) of the Agreement; and (c) the following language shall be added to the end of Section 5(a)(vi) of the Agreement: “Notwithstanding the foregoing, a default under Section 5(a)(vi)(2) of the Agreement shall not constitute an Event of Default if: (x) the default was caused solely by an error or omission of an administrative or operational nature; (y) funds were available to enable the party to make the payment when due; and (z) the payment is made within two Local Business Days of such party’s receipt of written notice of its failure to pay.”; and (iii) the term “Specified Indebtedness” shall have the meaning specified in Section 14 of the Agreement, except that such term shall not include obligations in respect of deposits received in the ordinary course of a party’s banking business). All provisions contained in the Agreement are incorporated into and shall govern each Confirmation except as expressly modified below. Each Confirmation will evidence a complete and binding agreement between Dealer and Counterparty as to the terms of the relevant Transaction and will replace any previous agreement between the parties with respect to the subject matter thereof. The Transactions under this Master Confirmation shall be the only Transactions under the Agreement. If there exists any ISDA Master Agreement between Dealer or any of its Affiliates, and Counterparty or any confirmation or other agreement between Dealer or any of its Affiliates and Counterparty pursuant to which an ISDA Master Agreement is deemed to exist between Dealer or any of its Affiliates and Counterparty, then notwithstanding anything to the contrary in such ISDA Master Agreement, such confirmation or agreement or any other agreement to which Dealer or any of its Affiliates and Counterparty are parties, the Transactions hereunder shall not be considered a “Transaction” under, or otherwise governed by, such existing or deemed ISDA Master Agreement. In the event of any inconsistency among the Agreement, this Master Confirmation, any Transaction Supplement and the Equity Definitions, the following will prevail in the order of precedence indicated: (i) the relevant Transaction Supplement, (ii) this Master Confirmation; (iii) the Equity Definitions; and (iv) the Agreement. 2. The terms of the particular Transactions to which this Master Confirmation relates are as follows: General Terms: Trade Date: For each Transaction, as specified on the relevant Transaction Supplement. Effective Date: For each Transaction, the first Clearance System Business Day on or after the Trade Date on which Shares sold in accordance with the terms and conditions of the Distribution Agreement through Dealer or its affiliate acting as forward seller for Dealer pursuant to the Distribution Agreement (the “Agent”) have settled, or such later date on which the conditions set forth in Section 3 of this Master Confirmation shall have been satisfied.

Master Confirmation – 3 Buyer: Dealer Seller: Counterparty Maturity Date: For each Transaction, as specified on the relevant Transaction Supplement (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day). Shares: The shares of common stock, par value USD0.01 per Share, of Counterparty (Ticker: “OKE”) Number of Shares: For each Transaction, initially, (x) if no Initial Hedging Disruption (as defined below) occurs, the “Initial Number of Shares” (as defined below) as specified on the relevant Transaction Supplement (the “Full Number of Shares”) or (y) if an Initial Hedging Disruption occurs, the Reduced Number of Shares (as defined below), in each case, as reduced on each Relevant Settlement Date (as defined under “Settlement Terms” below) by the number of Settlement Shares to which the related Valuation Date relates. Settlement Currency: USD Exchange: New York Stock Exchange Related Exchange: All Exchanges Clearance System(s): The Depository Trust Company Prepayment: Not Applicable Variable Obligation: Not Applicable Hedge Completion Date: For each Transaction, the earliest of (i) the date specified in writing as the Hedge Completion Date by Dealer, (ii) any Early Valuation Date designated by Dealer and (iii) the Forward Hedge Completion Date Deadline (as specified on the Transaction Supplement for the relevant Transaction). Promptly after the Hedge Completion Date, Dealer will furnish Counterparty with a Transaction Supplement specifying the aggregate number of Shares sold through Dealer or the Agent during the period from and including the Trade Date through and including the Hedge Completion Date (the “Initial Number of Shares”) and the Initial Forward Price, all determined by Dealer in accordance with the terms hereof. Initial Forward Price: As specified on the relevant Transaction Supplement for the relevant Transaction, to be (i) 100% minus the Forward Seller Commission, multiplied by (ii) per-Share volume weighted average price at which sales of Shares are executed on behalf of Dealer as forward purchaser pursuant to the Distribution Agreement during the period from and including the Trade Date through and including the Hedge Completion Date (adjusted as the Calculation Agent determines appropriate to (A) reflect the application on each day during such period of (i) the sum of 1 and the Daily Rate for such day multiplied by the then-Initial Forward Price as of such day and (ii) the number of Shares sold and settled on or prior to such day and (B) reduce the then-Initial Forward Price by the

Master Confirmation – 4 relevant Forward Price Reduction Amount on any Forward Price Reduction Date occurring on or before the Hedge Completion Date, in each case in the same manner as adjustments are made to the Forward Price pursuant to the definition thereof). Forward Seller Commission: For each Transaction, as specified on the relevant Transaction Supplement. Forward Price: For each Transaction, on the Hedge Completion Date, the Initial Forward Price, and on each calendar day thereafter, the product of the Forward Price on the immediately preceding calendar day and 1 + the Daily Rate * (1/365); provided that the Forward Price on each Forward Price Reduction Date shall be the Forward Price otherwise in effect on such date minus the Forward Price Reduction Amount for such Forward Price Reduction Date. Daily Rate: For any day, the USD-Federal Funds Rate minus the Spread. Spread: For each Transaction, as specified on the relevant Transaction Supplement. USD-Federal Funds Rate: For any day, the rate set forth for the Currency Business Day immediately preceding such day opposite the caption “Federal funds,” as such rate is displayed on the page “FEDL01 Index <GO>” on the BLOOMBERG Professional Service, or any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day. Forward Price Reduction Dates: For each Transaction, as specified on the relevant Transaction Supplement. Forward Price Reduction Amount: For each Forward Price Reduction Date of a Transaction, the Forward Price Reduction Amount set forth opposite such date on the Transaction Supplement for the relevant Transaction. Valuation: Valuation Date: For any Settlement (as defined below), with respect to any Transaction, if Physical Settlement is applicable, as designated in the relevant Settlement Notice (as defined below); or if Cash Settlement or Net Share Settlement is applicable, the last Unwind Date for such Settlement. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date. Unwind Dates: For any Cash Settlement or Net Share Settlement, with respect to any Settlement of any Transaction, each day on which Dealer (or its agent or affiliate) purchases Shares in the market in connection with such Settlement, starting on the First Unwind Date for such Settlement.

Master Confirmation – 5 First Unwind Date: For any Cash Settlement or Net Share Settlement, with respect to any Settlement of any Transaction, as designated in the relevant Settlement Notice. Unwind Period: For any Cash Settlement or Net Share Settlement, with respect to any Settlement of any Transaction, the period starting on and including the First Unwind Date for such Settlement and ending on and including the Valuation Date for such Settlement. Settlement Terms: Settlement: With respect to any Transaction, any Physical Settlement, Cash Settlement or Net Share Settlement of all or any portion of the such Transaction. Settlement Notice: For any Transaction, subject to “Early Valuation” below, Counterparty may elect to effect a Settlement of all or any portion of a Transaction by designating one or more Scheduled Trading Days following the Effective Date and on or prior to the Maturity Date to be Valuation Dates (or, with respect to Cash Settlements or Net Share Settlements, First Unwind Dates, each of which First Unwind Dates shall occur no later than the “First Unwind Date Cut-off” for such Transaction, as specified in the relevant Transaction Supplement) in a written notice to Dealer (a “Settlement Notice”) delivered no later than the applicable Settlement Method Election Date, which notice shall also specify (i) the number of Shares (the “Settlement Shares”), which shall be no less than the lesser of 100,000 Shares or the number of Undesignated Shares as of the date of such Settlement Notice, for such Settlement (not to exceed the number of Undesignated Shares as of the date of such Settlement Notice) and (ii) the Settlement Method applicable to such Settlement; provided that (A) Counterparty may not designate a First Unwind Date for a Cash Settlement or a Net Share Settlement if, as of the date of such Settlement Notice, any Shares have been designated as Settlement Shares for a Cash Settlement or a Net Share Settlement for which the related Relevant Settlement Date has not occurred; and (B) if the number of Undesignated Shares as of the Maturity Date is not zero, then the Maturity Date shall be a Valuation Date for a Physical Settlement and the number of Settlement Shares for such Settlement shall be the number of Undesignated Shares as of the Maturity Date (provided that if the Maturity Date occurs during the period from, and including, the time any Settlement Notice is given for a Cash Settlement or Net Share Settlement to, and including, the related Relevant Settlement Date, then the provisions set forth below opposite “Early Valuation” shall apply as if the Maturity Date were the Early Valuation Date). Undesignated Shares: As of any date, with respect to the relevant Transaction, the Number of Shares minus the number of Shares designated as Settlement Shares for Settlements for which the related Relevant Settlement Date has not occurred. Settlement Method Election: For any Transaction, applicable; provided that: (i) Net Share Settlement shall be deemed to be included as an additional settlement method under Section 7.1 of the Equity Definitions;

Master Confirmation – 6 (ii) Counterparty may elect Cash Settlement or Net Share Settlement only if Counterparty represents and warrants to Dealer in the Settlement Notice containing such election that, as of the date of such Settlement Notice, (A) Counterparty is not aware of any material nonpublic information concerning itself or the Shares, (B) Counterparty is electing the settlement method and designating the First Unwind Date specified in such Settlement Notice in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 under the Exchange Act (“Rule 10b-5”) or any other provision of the federal securities laws, (C) Counterparty is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) (the “Bankruptcy Code”)), (D) Counterparty would be able to purchase a number of Shares equal to the greater of (x) the number of Settlement Shares designated in such Settlement Notice and (y) a number of Shares with a value as of the date of such Settlement Notice equal to the product of (I) such number of Settlement Shares and (II) the applicable Relevant Forward Price for such Cash Settlement or Net Share Settlement in compliance with the laws of Counterparty's jurisdiction of organization, (E) it is not electing Cash Settlement or Net Share Settlement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) and (F) such election, and settlement in accordance therewith, does not and will not violate or conflict with any law, regulation or supervisory guidance applicable to Counterparty, or any order or judgment of any court or other agency of government applicable to it or any of its assets (including, without limitation, from any applicable utilities commission), and any governmental consents (including, without limitation, from any applicable utilities commission) that are required to have been obtained by Counterparty with respect to such election or settlement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and (iii) Notwithstanding any election to the contrary in any Settlement Notice, Physical Settlement shall be applicable: (A) to all of the Settlement Shares designated in such Settlement Notice if, at any time from, and including, the date such Settlement Notice is received by Dealer to, and including the related First Unwind Date, (I) the trading price per Share on the Exchange (as determined by Dealer) is below 50% of the relevant Initial Forward Price (the “Threshold Price”) or (II) Dealer determines, in its commercially reasonable good faith judgment, that it would be unable to purchase a number of Shares in the market sufficient to unwind its commercially reasonable hedge position in respect of the portion of the relevant Transaction represented by such Settlement Shares and satisfy its delivery obligation hereunder, if any, by the Maturity Date (x) based on the advice of counsel, in a manner that (A) would, if Dealer were Counterparty or an affiliated purchaser of Counterparty, be in compliance with the safe harbor provided by Rule 10b-18(b) under the Exchange Act and (B) would not raise material risks under applicable securities laws or (y) due to the lack of sufficient liquidity in the Shares (each, a “Trading Condition”); or

Master Confirmation – 7 (B) to all or a portion of the Settlement Shares designated in such Settlement Notice if, on any day during the relevant Unwind Period, (I) the trading price per Share on the Exchange (as determined by Dealer) is below the Threshold Price or (II) Dealer determines, in its commercially reasonable good faith judgment, that a Trading Condition has occurred, in which case the provisions set forth below in the third paragraph opposite “Early Valuation Date” shall apply as if such day were the Early Valuation Date and (x) for purposes of clause (i) of such paragraph, such day shall be the last Unwind Date of such Unwind Period and the “Unwound Shares” shall be calculated to, and including, such day and (y) for purposes of clause (ii) of such paragraph, the “Remaining Shares” shall be equal to the number of Settlement Shares designated in such Settlement Notice minus the Unwound Shares determined in accordance with clause (x) of this sentence. Electing Party: Counterparty Settlement Method Election Date: With respect to any Settlement of any Transaction, the 5th Scheduled Trading Day immediately preceding (x) the Valuation Date, in the case of Physical Settlement, or (y) the First Unwind Date, in the case of Cash Settlement or Net Share Settlement. Default Settlement Method: Physical Settlement Physical Settlement: Notwithstanding Section 9.2(a)(i) of the Equity Definitions, on the Settlement Date, Dealer shall pay to Counterparty an amount equal to the Forward Price on the relevant Valuation Date multiplied by the number of Settlement Shares for such Settlement, and Counterparty shall deliver to Dealer such Settlement Shares. Settlement Date: For any Physical Settlement, the Valuation Date. Net Share Settlement: On the Net Share Settlement Date, if the Net Share Settlement Amount is greater than zero, Counterparty shall deliver a number of Shares equal to the Net Share Settlement Amount (rounded down to the nearest integer) to Dealer, and if the Net Share Settlement Amount is less than zero, Dealer shall deliver a number of Shares equal to the absolute value of the Net Share Settlement Amount (rounded down to the nearest integer) to Counterparty, in either case, in accordance with Section 9.4 of the Equity Definitions, with the Net Share Settlement Date deemed to be a “Settlement Date” for purposes of such Section 9.4, and, in either case, plus cash in lieu of any fractional Shares included in the Net Share Settlement Amount but not delivered due to rounding required hereby, valued at the Settlement Price. Net Share Settlement Date: The date that follows the Valuation Date by one Settlement Cycle. Net Share Settlement Amount: For any Net Share Settlement, an amount equal to the Forward Cash Settlement Amount divided by the Settlement Price. Forward Cash Settlement Amount: Notwithstanding Section 8.5(c) of the Equity Definitions, the Forward Cash Settlement Amount for any Cash Settlement or Net Share Settlement shall be equal to (i) the number of Settlement Shares for such

Master Confirmation – 8 Settlement multiplied by (ii) an amount equal to (A) the Settlement Price minus (B) the Relevant Forward Price. Relevant Forward Price: For any Cash Settlement or Net Share Settlement, the weighted average of the Forward Prices on each Unwind Date relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each such Unwind Date in connection with such Settlement, as determined by the Calculation Agent). Settlement Price: For any Cash Settlement or Net Share Settlement, the weighted average price of the purchases of Shares made by Dealer (or its agent or affiliate) during the Unwind Period relating to such Settlement (weighted based on the number of Shares purchased by Dealer or its agent or affiliate on each Unwind Date in connection with such Settlement, as determined by the Calculation Agent), plus USD0.03. Unwind Activities: The times and prices at which Dealer (or its agent or affiliate) purchases any Shares during any Unwind Period shall be at Dealer’s discretion. Without limiting the generality of the foregoing, in the event that Dealer concludes, in its good faith discretion, based on the advice of counsel, that it is appropriate with respect to any legal, regulatory or self- regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Dealer in good faith and are generally applicable in similar situations in a non-discriminatory manner) (a “Regulatory Disruption”), for it to refrain from purchasing Shares on any Scheduled Trading Day that would have been an Unwind Date but for the occurrence of a Regulatory Disruption, Dealer will use good faith efforts to notify Counterparty in writing that a Regulatory Disruption has occurred on such Scheduled Trading Day without specifying (and Dealer shall not otherwise communicate to Counterparty) the nature of such Regulatory Disruption, and, for the avoidance of doubt, such Scheduled Trading Day shall not be an Unwind Date and such Regulatory Disruption shall be deemed to be a Market Disruption Event. Market Disruption Event: The definition of “Market Disruption Event” in Section 6.3(a) of the Equity Definitions is hereby amended by deleting the words “at any time during the one-hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be” and inserting the words “at any time on any Exchange Business Day during the Unwind Period” after the word “material,” in the third line thereof. Section 6.3(d) of the Equity Definitions is hereby amended by deleting the remainder of the provision following the term “Scheduled Closing Time” in the fourth line thereof. Relevant Settlement Date: For any Settlement, the Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, as the case may be. Other Applicable Provisions: To the extent Dealer is obligated to deliver Shares under any Transaction, the provisions of Sections 9.2 (last sentence only), 9.8, 9.9, 9.10, 9.11 and 9.12 of the Equity Definitions will be applicable as if “Physical Settlement” applied to such Transaction; provided that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein

Master Confirmation – 9 relating to restrictions, obligations, limitations or requirements under applicable securities laws that exist as a result of the fact that Counterparty is the issuer of the Shares. Share Adjustments: Potential Adjustment Events: An Extraordinary Dividend shall not constitute a Potential Adjustment Event. Extraordinary Dividend: Any dividend or distribution on the Shares with an ex-dividend date occurring on any day following the relevant Trade Date (other than (i) any dividend or distribution of the type described in Section 11.2(e)(i) or Section 11.2(e)(ii)(A) of the Equity Definitions; or (ii) a regular cash dividend having an ex-dividend date during the period from, and including, any Forward Price Reduction Date to, but excluding, the next subsequent Forward Price Reduction Date that is no more than, on a per Share basis, the Forward Price Reduction Amount set forth opposite the first date of any such period on the Transaction Supplement for the relevant Transaction). Method of Adjustment: Calculation Agent Adjustment Extraordinary Events: Extraordinary Events: The consequences that would otherwise apply under Article 12 of the Equity Definitions to any applicable Extraordinary Event (excluding any Failure to Deliver, Increased Cost of Hedging, Increased Cost of Stock Borrow or any Extraordinary Event that also constitutes a Bankruptcy Termination Event, but including, for the avoidance of doubt, any other applicable Additional Disruption Event) shall not apply, and the provisions of “Early Valuation” below shall apply. Tender Offer: Applicable Delisting: In addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re- traded or re-quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or their respective successors); if the Shares are immediately re-listed, re- traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange. Additional Disruption Events: Change in Law: Applicable; provided that (A) any determination as to whether (i) the adoption of or any change in any applicable law or regulation (including, without limitation, any tax law) or (ii) the promulgation of or any change in or public announcement of the formal or informal interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law or regulation (including any action taken by a taxing authority), in each case, constitutes a “Change in Law” shall be made without regard to Section 739 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after

Master Confirmation – 10 the Trade Date; (B) Section 12.9(a)(ii) of the Equity Definitions is hereby amended (i) by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof and (ii) by replacing the words “the interpretation” with the words “or public announcement of any formal or informal interpretation” in the third line thereof; (C) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “and/or Hedge Position” after the word “Shares” in clause (X) thereof; and (D) Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the phrase “in the manner contemplated by the Hedging Party on the Trade Date” immediately following the word “Transaction” in clause (X) thereof. Failure to Deliver: Applicable if Dealer is required to deliver Shares hereunder; otherwise, Not Applicable. Hedging Disruption: Applicable Increased Cost of Hedging: Applicable; provided that Section 12.9(b)(vi) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) deleting the third and fourth sentences thereof and (iii) removing the comma between “Adjustment” and “(B)” and adding the word “or” in its place. Increased Cost of Stock Borrow: Applicable; provided that Section 12.9(b)(v) of the Equity Definitions shall be amended by (i) deleting clause (C) of the second sentence thereof, (ii) deleting the third, fourth and fifth sentences thereof and (iii) removing the comma between “”Adjustment” and “(B)” and adding the word “or” in its place. For the avoidance of doubt, upon the announcement of any event that, if consummated, would result in a Merger Event or Tender Offer, the term “rate to borrow Shares” as used in Section 12.9(a)(viii) of the Equity Definitions shall include any cost borne or amount payable by the Hedging Party in respect of maintaining or reestablishing its hedge position, including, but not limited to, any assessment or other amount payable by the Hedging Party to a lender of Shares in respect of any merger or tender offer premium, as applicable. Initial Stock Loan Rate: For each Transaction, as specified on the relevant Transaction Supplement. Loss of Stock Borrow: Applicable; provided that Section 12.9(b)(iv) of the Equity Definitions shall be amended by (i) deleting clause (A) of the first sentence thereof in its entirety and (ii) deleting the words “neither the Non-Hedging Party nor the Lending Party lends Shares in the amount of the Hedging Shares or” in the second sentence thereof. Maximum Stock Loan Rate: For each Transaction, as specified on the relevant Transaction Supplement. Hedging Party: For all applicable Additional Disruption Events, Dealer. Determining Party: For all applicable Additional Disruption Events and Extraordinary Events, Dealer.

Master Confirmation – 11 Early Valuation: Early Valuation: Notwithstanding anything to the contrary herein, in the Agreement or in the Equity Definitions, at any time (x) following the occurrence of a Hedging Event, the declaration by Issuer of an Extraordinary Dividend, or the occurrence of an ISDA Event or (y) if an Excess Section 13 Ownership Position, an Excess FPA Ownership Position, an NYSE Ownership Position or an Excess Regulatory Ownership Position exists, Dealer (or, in the case of an ISDA Event that is an Event of Default or Termination Event, the party entitled to designate an Early Termination Date in respect of such event pursuant to Section 6 of the Agreement) shall have the right to designate any Scheduled Trading Day to be the “Early Valuation Date,” in which case the provisions set forth in this “Early Valuation” section shall apply, in the case of an Event of Default or Termination Event, in lieu of Section 6 of the Agreement. For the avoidance of doubt, any amount calculated pursuant to this “Early Valuation” section as a result of an Extraordinary Dividend shall not be adjusted by the value associated with such Extraordinary Dividend. If the Early Valuation Date occurs on a date that is not during an Unwind Period, then the Early Valuation Date shall be a Valuation Date for a Physical Settlement, and the number of Settlement Shares for such Settlement shall be the Number of Shares on the Early Valuation Date; provided that Dealer may in its sole discretion permit Counterparty to elect Cash Settlement or Net Share Settlement, or to designate more than one Early Valuation Date, each such Early Valuation Date relating to a number of Settlement Shares designated by Dealer. If the Early Valuation Date occurs during an Unwind Period, then (i) (A) the last Unwind Date of such Unwind Period shall be deemed to be the Early Valuation Date, (B) a Settlement shall occur in respect of such Unwind Period, and the Settlement Method elected by Counterparty in respect of such Settlement shall apply, and (C) the number of Settlement Shares for such Settlement shall be the number of Unwound Shares for such Unwind Period on the Early Valuation Date, and (ii) (A) the Early Valuation Date shall be a Valuation Date for an additional Physical Settlement (provided that Dealer may in its sole discretion elect that the Settlement Method elected by Counterparty for the Settlement described in clause (i) of this sentence shall apply) and (B) the number of Settlement Shares for such additional Settlement shall be the number of Remaining Shares on the Early Valuation Date; provided that Dealer may designate more than one Early Valuation Date, each such Early Valuation Date relating to a portion of the Remaining Shares designated by Dealer. Notwithstanding the foregoing, in the case of a Nationalization or Merger Event, if at the time of the related Relevant Settlement Date the Shares have changed into cash or any other property or the right to receive cash or any other property, the Calculation Agent shall adjust the nature of the Shares as it determines appropriate to account for such change such that the nature of the Shares is consistent with what shareholders receive in such event. ISDA Event: (i) Any Event of Default or Termination Event, other than an Event of Default or Termination Event that also constitutes a Bankruptcy Termination Event, that gives rise to the right of either party to designate

Master Confirmation – 12 an Early Termination Date pursuant to Section 6 of the Agreement or (ii) the occurrence of, or the announcement of, any event or transaction that, if consummated, would result in a Merger Event, Tender Offer, Nationalization, Delisting or Change in Law, in each case, as determined by the Calculation Agent. If, upon designation of an Early Valuation Date by Dealer, Counterparty fails to deliver the Settlement Shares relating to such Early Valuation Date when due or otherwise fails to perform obligations within its control in respect of a Transaction, it shall be an Event of Default with respect to Counterparty, and Section 6 of the Agreement shall apply. Amendment to Merger Event: Section 12.1(b) of the Equity Definitions is hereby amended by deleting the remainder of such Section beginning with the words “in each case if the Merger Date is on or before” in the fourth to last line thereof. Hedging Event: (i) A Loss of Stock Borrow or Hedging Disruption, (ii) (A) an Increased Cost of Stock Borrow or (B) an Increased Cost of Hedging, in the case of sub-clause (A) or (B), in connection with which Counterparty does not elect, and so notify the Hedging Party of its election, in each case, within the required time period to either amend the relevant Transaction pursuant to Section 12.9(b)(v)(A) or Section 12.9(b)(vi)(A) of the Equity Definitions, as applicable, or pay an amount determined by the Calculation Agent that corresponds to the relevant Price Adjustment pursuant to Section 12.9(b)(v)(B) or Section 12.9(b)(vi)(B) of the Equity Definitions, as applicable, or (iii) the occurrence of a Market Disruption Event during an Unwind Period and the continuance of such Market Disruption Event for at least eight Scheduled Trading Days. Remaining Shares: On any day, the Number of Shares as of such day (or, if such day occurs during an Unwind Period, the Number of Shares as of such day minus the Unwound Shares for such Unwind Period on such day). Unwound Shares: For any Unwind Period on any day, the aggregate number of Shares with respect to which Dealer has unwound its hedge position in respect of the relevant Transaction in connection with the related Settlement as of such day. Acknowledgements: Non-Reliance: Applicable Agreements and Acknowledgements Regarding Hedging Activities: Applicable Additional Acknowledgements: Applicable Transfer: Notwithstanding anything to the contrary in the Agreement, Dealer may assign, transfer and set over all rights, title and interest, powers, privileges and remedies of Dealer under any Transaction, in whole or in part, and without the consent of Counterparty, to: (A) any affiliate of Dealer, whose obligations hereunder are fully and unconditionally guaranteed by Dealer; (B) any affiliate of Dealer with a long-term issuer rating equal to or better than the credit rating of Dealer at the time of transfer or assignment; or (C) any affiliate of Dealer that is also the related Manager (as defined in the Distribution Agreement) ; provided

Master Confirmation – 13 that (i) Counterparty shall not be required to pay or deliver to the transferee or assignee under Section 2(d)(i)(4) of the Agreement any amount or number of Shares greater than the amount Counterparty would have been required to pay or deliver to Dealer in the absence of such transfer or assignment, (ii) Counterparty shall not receive from the transferee or assignee any amount or number of Shares less than it would have been entitled to receive in the absence of such transfer or assignment and (iii) such transferee or assignee shall provide such tax documentation as may be reasonably requested by Counterparty to permit Counterparty to determine that the results described in clauses (i) and (ii) will not occur upon or after such assignment; provided further that, at all times, Dealer or any transferee or assignee shall be eligible to provide a U.S. Internal Revenue Service Form W-9 or W-8ECI with respect to any payments or deliveries under the Agreement. Notwithstanding the foregoing or any other provision of this Master Confirmation or Transaction Supplement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from Counterparty, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such Shares or other securities and otherwise to perform Dealer’s obligations in respect of any Transaction and such designee may assume such obligations. Dealer shall be discharged of its obligations to Counterparty solely to the extent of any such performance. Calculation Agent: Dealer; provided that, following the occurrence and during the continuance of an Event of Default of the type described in Section 5(a)(vii) of the Agreement with respect to which Dealer is the sole Defaulting Party, if the Calculation Agent fails to timely make any calculation, adjustment or determination required to be made by the Calculation Agent hereunder and such failure continues for five (5) Exchange Business Days following written notice to the Calculation Agent by Counterparty of such failure, Counterparty shall have the right to designate a nationally recognized third-party dealer in over-the- counter corporate equity derivatives to act, during the period commencing on the date such Event of Default occurred and ending on the Early Termination Date with respect to such Event of Default, as the Calculation Agent. Following any determination or calculation by the Calculation Agent hereunder, upon a request by Counterparty, the Calculation Agent shall promptly (but in any event within three Scheduled Trading Days) provide to Counterparty by e-mail to the e- mail address provided by Counterparty in such request a report (in a commonly used file format for the storage and manipulation of financial data) displaying in reasonable detail the basis for such determination or calculation (including any assumptions used in making such determination or calculation), it being understood that the Calculation Agent shall not be obligated to disclose any proprietary or confidential models used by it for such determination or calculation or any information that may be proprietary or confidential or subject to an obligation not to disclose such information. Account for payments to Counterparty: To be provided separately Account

Master Confirmation – 14 for payments to Dealer: As set forth on Annex B hereto Account for delivery of Shares to Counterparty: To be provided separately Account for delivery of Shares to Dealer: As set forth on Annex B hereto Offices: (a) The Office of Counterparty for each Transaction is: Inapplicable; Counterparty is not a Multibranch Party. (b) The Office of Dealer for each Transaction is: As set forth on Annex B hereto. Counterparty’s Contact Details for Purpose of Giving Notice: ONEOK, Inc. 100 West Fifth Street Tulsa, OK 74103 Telephone: (918) 588-7000 Email: Andrea.Cooper@oneok.com Walter.Hulse@oneok.com Dealer’s Contact Details for Purpose of Giving Notice: As set forth on Annex B hereto Notices: Notwithstanding anything to the contrary in the Agreement (including, without limitation, Section 12 of the Agreement), any notice or other communication to be delivered under the Agreement (including, without limitation, under Section 5 or 6 of the Agreement) may be delivered by e-mail and will be deemed effective on the date it is delivered. 3. Effectiveness. The effectiveness of this Master Confirmation and each Transaction shall be subject to the following conditions: (a) the representations and warranties of Counterparty contained in the Distribution Agreement, and any certificate delivered pursuant thereto by Counterparty shall be true and correct on the Effective Date as if made as of the Effective Date; (b) Counterparty shall have performed all of the obligations required to be performed by it under the Distribution Agreement on or prior to the Effective Date; (c) all of the conditions set forth in Section 6 of the Distribution Agreement shall have been satisfied; (d) the Effective Date (as defined in the Distribution Agreement) shall have occurred as provided in the Distribution Agreement; (e) all of the representations and warranties of Counterparty hereunder and under the Agreement shall be true and correct on the Effective Date as if made as of the Effective Date;

Master Confirmation – 15 (f) Counterparty shall have performed all of the obligations required to be performed by it hereunder and under the Agreement on or prior to the Effective Date, including without limitation its obligations under Sections 5 and 6 of this Master Confirmation; and (g) Counterparty shall have delivered to Dealer an opinion of counsel in form and substance reasonably satisfactory to Dealer, on the date of this Master Confirmation and on each Representation Date (as defined in the Distribution Agreement), with respect to the matters set forth in Section 3(a) of the Agreement and that the maximum number of Shares initially issuable hereunder have been duly authorized and, upon issuance pursuant to the terms of each Transaction, will be validly issued, fully paid and nonassessable. Notwithstanding the foregoing or any other provision of this Master Confirmation or any Transaction Supplement, if (x) Dealer, in its commercially reasonable judgment, is unable to borrow and deliver for sale the Full Number of Shares for such Transaction, or (y) in Dealer’s commercially reasonable judgment, it would incur a stock loan cost of more than 200 basis points per annum with respect to all or any portion of the Full Number of Shares (in each case, an “Initial Hedging Disruption”), the effectiveness of the Transaction Supplement and the relevant Transaction shall be limited to the number of Shares Dealer may borrow at a cost of not more than 200 basis points per annum (such number of Shares, the “Reduced Number of Shares”), which, for the avoidance of doubt, may be zero. 4. Additional Mutual Representations and Warranties. In addition to the representations and warranties in the Agreement, each party represents and warrants to the other party that it is an “eligible contract participant,” as defined in the U.S. Commodity Exchange Act (as amended), and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act of 1933 (as amended) (the “Securities Act”), and is entering into this Master Confirmation and each Transaction hereunder as principal and not for the benefit of any third party. 5. Additional Representations and Warranties of Counterparty. In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Counterparty represents and warrants to Dealer, and agrees with Dealer, that: (a) without limiting the generality of Section 13.1 of the Equity Definitions, it acknowledges that Dealer is not making any representations or warranties with respect to the treatment of any Transaction hereunder, including without limitation ASC Topic 260, Earnings Per Share, ASC Topic 815, Derivatives and Hedging, FASB Statements 128, 133, as amended, 149 or 150, EITF 00-19, 01-6, 03-6 or 07-5, ASC Topic 480, Distinguishing Liabilities from Equity, ASC 815-40, Derivatives and Hedging – Contracts in Entity’s Own Equity (or any successor issue statements) or under the Financial Accounting Standards Board’s Liabilities & Equity Project; (b) Counterparty represents that it is a “commercial end user” as defined in 17 CFR §240.18a-3(b)(2) and is not a “financial end user” as defined in 12 CFR § 349.2; (c) it shall not take any action to reduce or decrease the number of authorized and unissued Shares below the sum of (i) the aggregate Number of Shares across all Transactions plus (ii) the

Master Confirmation – 16 total number of Shares issuable upon settlement (whether by physical settlement, net share settlement or otherwise) of any other transaction or agreement to which it is a party; (d) it will not repurchase, directly or indirectly, any Shares if, immediately following such repurchase, the aggregate Number of Shares across all Transactions would be equal to or greater than 4.5% of the number of then-outstanding Shares and it will notify Dealer immediately upon the announcement or consummation of any repurchase of Shares in an amount that, taken together with the amount of all repurchases since the date of the last such notice (or, if no such notice has been given, since the Trade Date), exceeds 0.5% of the number of then-outstanding Shares; (e) it is not entering into this Master Confirmation or any Transaction hereunder to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) or otherwise in violation of the Exchange Act; (f) neither it nor any of its officers, directors, managers or similar persons is aware of any material non-public information regarding itself or the Shares; it is entering into this Master Confirmation, and each Transaction hereunder, and will provide any Settlement Notice, in good faith and not as part of a plan or scheme to evade compliance with Rule 10b-5 or any other provision of the federal securities laws; it has not entered into or altered any hedging transaction relating to the Shares corresponding to or offsetting the relevant Transaction; and it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Master Confirmation and each Transaction Supplement under Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”); (g) it is in compliance with its reporting obligations under the Exchange Act and its most recent Annual Report on Form 10-K, together with all reports subsequently filed by it pursuant to the Exchange Act, taken together and as amended and supplemented to the date of this representation, do not, as of their respective filing dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (h) to its actual knowledge, no state or local (including non-U.S. jurisdictions) law, rule, regulation or regulatory order applicable to the Shares would give rise to any reporting, consent, registration or other requirement (including without limitation a requirement to obtain prior approval from any person or entity) as a result of Dealer or its affiliates owning or holding (however defined) Shares, in each case, other than U.S. federal securities laws generally applicable to transactions relating to common equity securities listed on the Exchange; (i) as of the Trade Date and as of the date of any payment or delivery by Counterparty or Dealer hereunder, it is not and will not be “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code); (j) it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

Master Confirmation – 17 (k) it: [(i) is an “institutional account” as defined in FINRA Rule 4512(c); and (ii)]3 is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and will exercise independent judgment in evaluating any recommendations of Dealer or its associated persons; and (l) IT UNDERSTANDS THAT THE TRANSACTION IS SUBJECT TO COMPLEX RISKS WHICH MAY ARISE WITHOUT WARNING AND MAY AT TIMES BE VOLATILE AND THAT LOSSES MAY OCCUR QUICKLY AND IN UNANTICIPATED MAGNITUDE AND IS WILLING TO ACCEPT SUCH TERMS AND CONDITIONS AND ASSUME (FINANCIALLY AND OTHERWISE) SUCH RISKS. 6. Additional Covenants of Counterparty. (a) Counterparty acknowledges and agrees that any Shares delivered by Counterparty to Dealer on any Settlement Date or Net Share Settlement Date will be (i) newly issued, (ii) approved for listing or quotation on the Exchange, subject to official notice of issuance, and (iii) registered under the Exchange Act, and, when delivered by Dealer (or an affiliate of Dealer) to securities lenders from whom Dealer (or an affiliate of Dealer) borrowed Shares in connection with hedging its exposure to the relevant Transaction, will be freely saleable without further registration or other restrictions under the Securities Act in the hands of those securities lenders, irrespective of whether any such stock loan is effected by Dealer or an affiliate of Dealer. Accordingly, Counterparty agrees that any Shares so delivered will not bear a restrictive legend and will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System. In addition, Counterparty represents and agrees that any such Shares shall be, upon such delivery, duly and validly authorized, issued and outstanding, fully paid and nonassessable, free of any lien, charge, claim or other encumbrance (including without limitation any preemptive or similar rights). (b) Counterparty agrees that Counterparty shall not enter into or alter any hedging transaction relating to the Shares corresponding to or offsetting any Transaction. Without limiting the generality of the provisions set forth opposite the caption “Unwind Activities” in Section 2 of this Master Confirmation, Counterparty acknowledges that it has no right to, and agrees that it will not seek to, control or influence Dealer’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under or in connection with a Transaction, including, without limitation, Dealer’s decision to enter into any hedging transactions. (c) Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Master Confirmation or any Transaction Supplement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares. 3 NTD: include if Dealer is a broker-dealer (or its Agent is).

Master Confirmation – 18 (d) Counterparty shall promptly provide notice thereof to Dealer (i) upon the occurrence of any event that would, with the giving of notice, the passage of time or the satisfaction of any condition, constitute an Event of Default, a Potential Event of Default or a Termination Event in respect of which Counterparty is a Defaulting Party or an Affected Party, as the case may be, and (ii) upon announcement of any event that, if consummated, would constitute a Potential Adjustment Event. (e) Neither Counterparty nor any of its “affiliated purchasers” (as defined by Rule 10b-18 under the Exchange Act (“Rule 10b-18”)) shall take any action that would cause any purchases of Shares by Dealer or any of its Affiliates in connection with any Cash Settlement or Net Share Settlement not to meet the requirements of the safe harbor provided by Rule 10b-18 if such purchases were made by Counterparty. Without limiting the generality of the foregoing, during any Unwind Period, except with the prior written consent of Dealer, Counterparty will not, and will cause its affiliated purchasers (as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or announce or commence any tender offer relating to, any Shares (or equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for the Shares. (f) Counterparty will not be subject to any “restricted period” (as such term is defined in Regulation M promulgated under the Exchange Act (“Regulation M”)) in respect of Shares or any security with respect to which the Shares are a “reference security” (as such term is defined in Regulation M) during any Unwind Period. (g) Counterparty shall: (i) not, during any Unwind Period, make, and will use its commercially reasonable efforts not to permit to be made to the extent within its control, any public announcement (as defined in Rule 165(f) under the Securities Act) of any Merger Transaction, and if Counterparty makes or expects to make any such announcement then Counterparty shall notify Dealer prior to the opening of trading in the Shares on any such day of such public announcement; (ii) promptly notify Dealer following any such announcement that such announcement has been made; (iii) promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (A) Counterparty’s average daily Rule 10b-18 Purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date for the Merger Transaction that were not effected through Dealer or its affiliates and (B) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding such announcement date. Such written notice shall be deemed to be a certification by Counterparty to Dealer that such information is true and correct. In addition, Counterparty shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. Counterparty acknowledges that any such notice may result in a Regulatory Disruption, a Trading Condition or an Early Valuation or may affect the length of any ongoing Unwind Period; accordingly, Counterparty acknowledges that its delivery of such notice must comply with the standards set forth in Section 6(c) above. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.

Master Confirmation – 19 7. Termination on Bankruptcy. The parties hereto agree that, notwithstanding anything to the contrary in the Agreement or the Equity Definitions, each Transaction constitutes a contract to issue a security of Counterparty as contemplated by Section 365(c)(2) of the Bankruptcy Code and that each Transaction and the obligations and rights of Counterparty and Dealer (except for any liability as a result of breach of any of the representations, warranties or covenants provided by Counterparty in Sections 3-6 above) shall immediately terminate, without the necessity of any notice, payment (whether directly, by netting or otherwise) or other action by Counterparty or Dealer, if, on or prior to the final Settlement Date, Cash Settlement Payment Date or Net Share Settlement Date, an Insolvency Filing occurs or any other proceeding commences with respect to Counterparty under the Bankruptcy Code (a “Bankruptcy Termination Event”). 8. Additional Provisions. (a) Dealer acknowledges and agrees that Counterparty’s obligations under each Transaction are not secured by any collateral and that this Master Confirmation and any Transaction Supplement is not intended to convey to Dealer rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Counterparty; provided that nothing herein shall limit or shall be deemed to limit Dealer’s right to pursue remedies in the event of a breach by Counterparty of its obligations and agreements with respect to this Master Confirmation, any Transaction hereunder or the Agreement; provided further that nothing herein shall limit or shall be deemed to limit Dealer’s rights in respect of any transaction other than the Transaction. (b) The parties hereto intend for: (i) each Transaction to be a “securities contract” as defined in Section 741(7) of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(27), 362(o), 546(e), 546(j), 555 and 561 of the Bankruptcy Code; (ii) the rights given to Dealer pursuant to “Early Valuation” in Section 2 above to constitute “contractual rights” to cause the liquidation of a “securities contract” and to set off mutual debts and claims in connection with a “securities contract,” as such terms are used in Sections 555 and 362(b)(6) of the Bankruptcy Code; (iii) any cash, securities or other property provided as performance assurance, credit support or collateral with respect to any Transaction to constitute “margin payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; (iv) all payments for, under or in connection with any Transaction, all payments for Shares and the transfer of Shares to constitute “settlement payments” and “transfers” under a “securities contract” as defined in the Bankruptcy Code; and (v) any or all obligations that either party has with respect to this Master Confirmation, any Transaction hereunder or the Agreement to constitute property held by or due from such party to margin, guaranty or settle obligations of the other party with respect to the transactions under the Agreement (including the Transaction) or any other agreement between such parties.

Master Confirmation – 20 (c) Notwithstanding any other provision of the Agreement, this Master Confirmation or any Transaction Supplement, in no event will Counterparty be required to deliver in the aggregate in respect of all Settlement Dates, Net Share Settlement Dates or other dates on which Shares are delivered in respect of any amount owed under this Agreement a number of Shares greater than 1.5 times the Number of Shares for such Transaction as of the Trade Date for such Transaction (as adjusted for stock splits and similar events or otherwise pursuant to the Equity Definitions) (the “Capped Number”). Counterparty represents and warrants to Dealer (which representation and warranty shall be deemed to be repeated on each day that the Transaction is outstanding) that the aggregate Capped Number of the Transactions is equal to or less than the number of authorized but unissued Shares that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Counterparty shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(c) (the resulting deficit, the “Deficit Shares”), Counterparty shall be continually obligated to deliver Shares, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, when, and to the extent that, (A) Shares are repurchased, acquired or otherwise received by Counterparty or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (B) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (C) Counterparty additionally authorizes any unissued Shares that are not reserved for other transactions (such events as set forth in clauses (A), (B) and (C) above, collectively, the “Share Issuance Events”). Counterparty shall promptly notify Dealer of the occurrence of any of the Share Issuance Events (including the number of Shares subject to clause (A), (B) or (C) and the corresponding number of Shares to be delivered) and, as promptly as reasonably practicable, deliver such Shares thereafter. Counterparty shall not, until Counterparty’s obligations under the Transaction have been satisfied in full, use any Shares that become available for potential delivery to Dealer as a result of any Share Issuance Event for the settlement or satisfaction of any transaction or obligation other than the Transaction or reserve any such Shares for future issuance for any purpose other than to satisfy Counterparty’s obligations to Dealer under the Transaction. (d) The parties intend for this Master Confirmation and each Transaction Supplement to constitute a “Contract” as described in the letter dated October 6, 2003 submitted on behalf of Dealer to Paula Dubberly of the staff of the Securities and Exchange Commission (the “Staff”) to which the Staff responded in an interpretive letter dated October 9, 2003 (the “Interpretive Letter”). Counterparty agrees to take all actions, and to omit to take any actions, reasonably requested by Dealer and based on advice of counsel, for the Transaction to comply with the Interpretive Letter. (e) The parties intend for this Transaction (taking into account purchases of Shares in connection with any Cash Settlement or Net Share Settlement) to comply with the requirements of Rule 10b5-1(c)(1)(i)(A) under the Exchange Act and for this Master Confirmation and each Transaction Supplement to constitute a binding contract or instruction satisfying the requirements of 10b5-1(c) and to be interpreted to comply with the requirements of Rule 10b5-1(c). (f) [Reserved] (g) [Reserved]

Master Confirmation – 21 (h) [Reserved] (i) [Reserved] (j) [Reserved] (k) If Dealer has an Agent, the date and time of the Transaction will be furnished by the Agent to Dealer and Counterparty upon written request. (l) If Dealer has an Agent, the Agent will furnish to Counterparty upon written request a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with the Transaction. (m) Counterparty acknowledges that: (i) during the term of the Transaction, Dealer and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to the Transaction; (ii) Dealer and its affiliates may also be active in the market for the Shares and derivatives linked to the Shares other than in connection with hedging activities in relation to the Transaction, including acting as agent or as principal and for its own account or on behalf of customers; (iii) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Counterparty’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Forward Price and the Settlement Price; (iv) any market activities of Dealer and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the Forward Price and the Settlement Price, each in a manner that may be adverse to Counterparty; and (v) the Transaction is a derivatives transaction; Dealer may purchase or sell Shares for its own account at an average price that may be greater than, or less than, the price received by Counterparty under the terms of the Transaction. 9. Indemnification. Counterparty agrees to indemnify and hold harmless Dealer, its affiliates and its assignees and their respective directors, officers, employees, agents and controlling persons (Dealer and each such person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities (or actions in respect thereof), joint or several, incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, the execution or delivery of this Master Confirmation or any Transaction Supplement, the performance by the parties hereto of their respective obligations under the Transaction, any breach of any covenant or representation made by Counterparty in this Master Confirmation, any Transaction Supplement or the Agreement or the consummation of the transactions contemplated hereby. Counterparty will not be

Master Confirmation – 22 liable under the foregoing indemnification provision to the extent that any loss, claim, damage, liability or expense is found in a nonappealable judgment by a court of competent jurisdiction to have resulted from Dealer’s willful misconduct or gross negligence in performing the services that are subject of the Transaction. If for any reason the foregoing indemnification is unavailable to any Indemnified Party or insufficient to hold harmless any Indemnified Party, then Counterparty shall contribute, to the maximum extent permitted by law, to the amount paid or payable by the Indemnified Party as a result of such loss, claim, damage or liability. In addition, Counterparty will reimburse any Indemnified Party for all expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense or settlement of any pending or threatened claim or any action, suit or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto and whether or not such claim, action, suit or proceeding is initiated or brought by or on behalf of Counterparty. Counterparty also agrees that no Indemnified Party shall have any liability to Counterparty or any person asserting claims on behalf of or in right of Counterparty in connection with or as a result of any matter referred to in this Master Confirmation or any Transaction Supplement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Counterparty result from the gross negligence or willful misconduct of the Indemnified Party. The provisions of this Section 9 shall survive the completion of each Transaction contemplated by this Master Confirmation and any assignment and/or delegation of any Transaction made pursuant to the Agreement or this Master Confirmation shall inure to the benefit of any permitted assignee of Dealer. 10. Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement, this Master Confirmation or any Transaction Supplement, in no event shall Dealer be entitled to receive, or be deemed to receive, or have the “right to acquire” (within the meaning of NYSE Rule 312.04(g)), Shares to the extent that, upon such receipt of such Shares, (i) the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by Dealer, any of its affiliates’ business units subject to aggregation with Dealer for purposes of the “beneficial ownership” test under Section 13 of the Exchange Act and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) with Dealer with respect to “beneficial ownership” of any Shares (collectively, “Dealer Group”) would be equal to or greater than the lesser of (x) 4.5 % of the then-outstanding Shares (such condition, an “Excess Section 13 Ownership Position”) and (y) 4.9% of the outstanding Shares as of the Trade Date for the relevant Transaction (such number of Shares, the “Threshold Number of Shares” and such condition, an “Excess NYSE Ownership Position”), or (ii) Dealer's ultimate parent entity would purchase, acquire or take (as such terms are used in the Federal Power Act) at any time on the relevant date in excess of 7.5% of the outstanding Shares (an “Excess FPA Ownership Position”) or (iii) Dealer, Dealer Group or any person whose ownership position would be aggregated with that of Dealer or Dealer Group (Dealer, Dealer Group or any such person, a “Dealer Person”) under any state or federal bank holding company or banking laws, or any federal, state or local laws, regulations or regulatory orders applicable to ownership of Shares (“Applicable Laws”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of Shares equal to (x) the lesser of (A) the maximum number of Shares that would be permitted under Applicable Laws and

Master Confirmation – 23 (B) the number of Shares that would give rise to reporting or registration obligations or other requirements (including obtaining prior approval by a state or federal regulator) of a Dealer Person under Applicable Laws and with respect to which such requirements have not been met or the relevant approval has not been received or that would give rise to any consequences under the constitutive documents of Counterparty or any contract or agreement to which Counterparty is a party, in each case minus (y) 1% of the number of Shares outstanding on the date of determination (such condition described in clause (iii), an “Excess Regulatory Ownership Position”). If any delivery owed to Dealer hereunder is not made, in whole or in part, as a result of this provision, (i) Counterparty’s obligation to make such delivery shall not be extinguished and Counterparty shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, Dealer gives notice to Counterparty that such delivery would not result in (x) Dealer Group directly or indirectly so beneficially owning in excess of the lesser of (A) 4.5% of the outstanding Shares and (B) the Threshold Number of Shares or (y) the occurrence of an Excess FPA Ownership Position or an Excess Regulatory Ownership Position and (ii) if such delivery relates to a Physical Settlement, notwithstanding anything to the contrary herein, Dealer shall not be obligated to satisfy the portion of its payment obligation corresponding to any Shares required to be so delivered until the date Counterparty makes such delivery. 11. Non-Confidentiality. The parties hereby agree that (i) effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind, including opinions or other tax analyses, provided by Dealer and its affiliates to Counterparty relating to such tax treatment and tax structure; provided that the foregoing does not constitute an authorization to disclose the identity of Dealer or its affiliates, agents or advisers, or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information, and (ii) Dealer does not assert any claim of proprietary ownership in respect of any description contained herein or therein relating to the use of any entities, plans or arrangements to give rise to a particular United States federal income tax treatment for Counterparty. 12. Restricted Shares. If Counterparty is unable to comply with the covenant of Counterparty contained in Section 6(a) above or Dealer otherwise determines in its reasonable opinion that any Shares to be delivered to Dealer by Counterparty may not be freely returned by Dealer to securities lenders as described in the covenant of Counterparty contained in Section 6(a) above, then delivery of any such Settlement Shares (the “Unregistered Settlement Shares”) shall be effected pursuant to Annex A hereto, unless waived by Dealer. 13. Governing Law. Notwithstanding anything to the contrary in the Agreement, the Agreement, this Master Confirmation and each Transaction Supplement and all matters arising in connection with the Agreement, this Master Confirmation and each Transaction Supplement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine other than Title 14 of Article 5 of the New York General Obligations Law).

Master Confirmation – 24 14. Set-Off. (a) The parties agree that upon the occurrence of an Event of Default or Termination Event with respect to a party who is the Defaulting Party or the Affected Party (“X”), the other party (“Y”) will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (or any Affiliate of Y) (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y (or any Affiliate of Y) owed to X (whether or not matured or contingent and whether or not arising under the Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 14. Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency. If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained. Nothing in this Section 14 shall be effective to create a charge or other security interest. This Section 14 shall be without prejudice and in addition to any right of set- off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). (b) Notwithstanding anything to the contrary in the foregoing, each party (“A”) agrees not to set off or net amounts due from the other party (“B”) with respect to any Transaction against amounts due from A to B with respect to contracts or instruments that are not Equity Contracts. “Equity Contract” means any transaction or instrument that does not convey to Dealer rights, or the ability to assert claims, that are senior to the rights and claims of common stockholders in the event of Counterparty’s bankruptcy. 15. Staggered Settlement. Notwithstanding anything to the contrary herein, Dealer may, by prior notice to Counterparty, satisfy its obligation to deliver any Shares or other securities on any date due (an “Original Delivery Date”) by making separate deliveries of Shares or such securities, as the case may be, at more than one time on or prior to such Original Delivery Date, so long as the aggregate number of Shares and other securities so delivered on or prior to such Original Delivery Date is equal to the number required to be delivered on such Original Delivery Date. 16. Right to Extend. Dealer may postpone any Settlement Date or any other date of valuation or delivery, with respect to some or all of the relevant Shares, if Dealer determines, based on the advice of counsel, that such extension is reasonably necessary or appropriate to enable Dealer to effect purchases of Shares in connection with its hedging activity hereunder in a manner that would, if Dealer were Counterparty or an affiliate purchaser of Counterparty, be in compliance with applicable legal and regulatory requirements. 17. Counterparts. This Master Confirmation, and each Transaction Supplement, may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Master Confirmation, and each Transaction Supplement, by signing and delivering one or more counterparts.

Master Confirmation – 25 18. Other Forward. Dealer acknowledges that Counterparty has entered into or may enter into one or more substantially similar forward transactions for the Shares (each, an “Other Forward” and collectively, the “Other Forwards”) with one or more alternative forward purchasers. Dealer and Counterparty agree that if Counterparty designates a Settlement Date with respect to one or more Other Forwards and for which Cash Settlement or Net Share Settlement is applicable, and the resulting Unwind Period for an Other Forward coincides for any period of time with an Unwind Period for the Transaction (the “Overlap Unwind Period”), Counterparty shall notify Dealer at least one Scheduled Trading Day prior to the commencement of such Overlap Unwind Period of the first Exchange Business Day and length of such Overlap Unwind Period, and Dealer shall be permitted to purchase Shares to unwind its hedge in respect of the Transaction only on alternating Exchange Business Days during such Overlap Unwind Period, as notified to Dealer by Counterparty at least one Exchange Business Day prior to such Overlap Unwind Period (which alternating Exchange Business Days, for the avoidance of doubt, may be every other Exchange Business Day if there is only one Other Forward, every third Exchange Business Day if there are two Other Forwards, etc.). 19. [Reserved] 20. Incorporation of ISDA 2015 Section 871(m) Protocol. The parties to this Master Confirmation agree that the amendments set out in the Attachment to the ISDA 2015 Section 871(m) Protocol published by ISDA on November 2, 2015 and available on the ISDA website (www.isda.org) shall apply to this Master Confirmation. The parties further agree that this Master Confirmation will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Master Confirmation as amended by the parties for the purposes of such Protocol amendments regardless of the definitions of such terms in the Protocol. 21. Incorporation of ISDA 2012 FATCA Protocol. The parties to this Master Confirmation agree that the amendments set out in the Attachment to the ISDA 2012 FATCA Protocol published by ISDA on August 15, 2012 and available on the ISDA website (www.isda.org) shall apply to this Master Confirmation. The parties further agree that this Master Confirmation will be deemed to be a Covered Master Agreement and that the Implementation Date shall be the effective date of this Master Confirmation as amended by the parties for the purposes of such Protocol amendments regardless of the definitions of such terms in the Protocol. 22. Tax Matters. (a) Payer Tax Representations. For the purpose of Section 3(e) of the Agreement, each of Dealer and Counterparty makes the following representation:

Master Confirmation – 26 It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 9(h) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, except that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position. (b) Payee Tax Representations. For the purpose of Section 3(f) of the Agreement: (i) Dealer makes the following representations: As set forth in Annex B hereto. (ii) Counterparty makes the following representations: (A) It is a “U.S. person” (as that term is used in Section 1.1441- 4(a)(3)(ii) of the United States Treasury Regulations) for U.S. federal income tax purposes. (B) It is a corporation for U.S. federal income tax purposes and is organized under the laws of the State of Oklahoma. (C) It is an exempt recipient under Section 1.6049-4(c)(1)(ii)(A) of the United States Treasury Regulations. (c) Tax documentation. For the purposes of Section 4(a)(i) and Section 4(a)(ii) of the Agreement: (i) Counterparty shall provide to Dealer a valid and duly executed U.S. Internal Revenue Service Form W-9, or any successor thereto, (A) on or before the date of execution of this Master Confirmation, (B) promptly upon demand by Dealer and (C) promptly upon learning that any such tax form previously provided by Counterparty has become inaccurate or incorrect. (ii) Dealer shall provide to Counterparty a valid and duly executed U.S. Internal Revenue Service Form as set forth in Annex B hereto, or any successor thereto, (a) on or before the date of execution of this Master Confirmation, (b) promptly upon reasonable demand by Counterparty and (c) promptly upon learning that any such tax form previously provided by Dealer has become inaccurate or incorrect.

Master Confirmation – 27 (iii) Additionally, each of Dealer and Counterparty shall, promptly upon reasonable request by the other party, provide such other tax forms and documents reasonably requested by the other party. 23. Waiver of Trial by Jury. EACH OF DEALER AND COUNTERPARTY HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTIONS OR THE ACTIONS OF DEALER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF. 24. Governing Law/Jurisdiction. This Master Confirmation and any claim, controversy or dispute arising under or related to this Master Confirmation or any Transaction hereunder shall be governed by the laws of the State of New York without reference to the conflict of laws provisions thereof other than Title 14 of Article 5 of the New York General Obligations Law. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the United States Court for the Southern District of New York in connection with all matters relating hereto and waive any objection to the laying of venue in, and any claim of inconvenient forum with respect to, these courts. [Signature Pages Follow]

[Dealer] and ONEOK, Inc. Counterparty hereby agrees (a) to check this Master Confirmation and each Transaction Supplement carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Transactions contemplated hereunder, by signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Dealer. Yours faithfully, [DEALER] By: Name: Title: [[DEALER’S AGENT (IF RELEVANT)], as Agent By: Name: Title: ]

Signature Page – Master Confirmation [Dealer] and ONEOK, Inc. Agreed and accepted by: ONEOK, INC. By: Name: Title:

ANNEX A PRIVATE PLACEMENT PROCEDURES If Counterparty delivers Unregistered Settlement Shares pursuant to Section 12 above (a “Private Placement Settlement”), then: (a) all Unregistered Settlement Shares shall be delivered to Dealer (or any affiliate of Dealer designated by Dealer) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof; (b) as of or prior to the date of delivery, Dealer and any potential purchaser of any such shares from Dealer (or any affiliate of Dealer designated by Dealer) identified by Dealer shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation with respect to Counterparty customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them); (c) as of the date of delivery, Counterparty shall enter into an agreement (a “Private Placement Agreement”) with Dealer (or any affiliate of Dealer designated by Dealer) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to Dealer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating, without limitation, to the indemnification of, and contribution in connection with the liability of, Dealer and its affiliates and the provision of customary opinions, accountants’ comfort letters and lawyers’ negative assurance letters, and shall provide for the payment by Counterparty of all fees and expenses in connection with such resale, including all fees and expenses of counsel for Dealer, and shall contain representations, warranties, covenants and agreements of Counterparty reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales; and (d) in connection with the private placement of such shares by Counterparty to Dealer (or any such affiliate) and the private resale of such shares by Dealer (or any such affiliate), Counterparty shall, if so requested by Dealer, prepare, in cooperation with Dealer, a private placement memorandum in form and substance reasonably satisfactory to Dealer.

In the case of a Private Placement Settlement, Dealer shall, in its good faith discretion, adjust the amount of Unregistered Settlement Shares to be delivered to Dealer hereunder in a commercially reasonable manner to reflect the fact that such Unregistered Settlement Shares may not be freely returned to securities lenders by Dealer and may only be saleable by Dealer at a discount to reflect the lack of liquidity in Unregistered Settlement Shares. If Counterparty delivers any Unregistered Settlement Shares in respect of the Transaction, Counterparty agrees that (i) such Shares may be transferred by and among Dealer and its affiliates and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Counterparty shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Dealer (or such affiliate of Dealer) to Counterparty or such transfer agent of seller’s and broker’s representation letters customarily delivered by Dealer or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Dealer (or such affiliate of Dealer).

ANNEX B DEALER ANNEX [DEALER] 1. Cross-Default Threshold Amount for Dealer. For purposes of the “Cross-Default” provisions of Section 5(a)(vi) of the Agreement, with respect to Dealer, the “Threshold Amount” shall refer to the following entity: [Dealer] [ INSERT OTHER ENTITY (IF RELEVANT)]. 2. Office of Dealer. [New York] [ ] 3. Address for Notices to Dealer: [DEALER NAME] [ADDRESS] [ADDRESS] Attention: [ ] Telephone: [ ] Email: [ ] 4. Dealer Payee Tax Representations. For the purpose of Section 3(f) of the Agreement, Dealer makes the following representations: [TO INSERT FOR DEALER] 5. Tax Documentation. For purposes of Section 22(c)(ii) of the Master Confirmation, the Dealer shall deliver to Counterparty a U.S. Internal Revenue Service Form [ ] (or successor thereto). 6. Account for payments to Dealer. [To be provided separately.] 7. Account for delivery of Shares to Dealer. [To be provided separately.] 8. Miscellaneous Provisions. [INSERT IF RELEVANT FOR DEALER]

ANNEX C TRANSACTION SUPPLEMENT From: [DEALER] To: ONEOK, Inc. Subject: Issuer Share Forward Sale Transaction Ladies and Gentlemen: The purpose of this Transaction Supplement is to confirm the terms and conditions of the Transaction entered into between [DEALER] (“Dealer”) and ONEOK, Inc. (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Transaction Supplement is a binding contract between Dealer and Counterparty as of the relevant Trade Date for the Transaction referenced below. This Transaction Supplement supplements, forms a part of, and is subject to, the Master Confirmation, dated as of [  ], 2026 (the “Master Confirmation”) between the Contracting Parties, as amended, restated, supplemented or otherwise modified from time to time. All provisions contained in the Master Confirmation govern this Transaction Supplement except as expressly modified below. The terms of the Transaction to which this Transaction Supplement relates are as follows: Trade Date: [●], 20[●] Maturity Date: [●], 20[●] Forward Hedge Completion Date Deadline: [[●], 20[●]] Forward Seller Commission: [●] bps Spread: [●] bps Initial Stock Loan Rate: [●] bps Maximum Stock Loan Rate: [●] bps Hedge Completion Date: [●] Initial Number of Shares: [●], subject to further adjustment in accordance with the terms of the Master Confirmation. Initial Forward Price: $[●] First Unwind Date Cut-off: the [●]th Scheduled Trading Day preceding the Maturity Date. Forward Price Reduction Date(s) Forward Price Reduction Amount(s) Trade Date USD0.00 [ ], 20[] USD[ ] [ ], 20[] USD[ ]

[ ], 20[] USD[ ] [ ], 20[] USD[ ] [ ], 20[] USD[ ] Other Deviations from the Master Confirmation: [●] [Signature Pages Follow]

Annex II Yours faithfully, [DEALER] By: Name: Title: [[DEALER’S AGENT (IF RELEVANT)], as Agent By: Name: Title: ]

Annex II Agreed and accepted by: ONEOK, INC. By: Name: Title:

Annex III ANNEX III FORM OF JOINDER AGREEMENT TO THE EQUITY DISTRIBUTION AGREEMENT [  ], 20[  ] Reference is hereby made to that certain equity distribution agreement, dated [  ], 2026, by and among ONEOK, Inc., an Oklahoma corporation (the “Company”), BofA Securities, Inc., as sales agent, principal and/or, if applicable, forward seller, from time to time (in such capacity, the “Manager”), and Bank of America, N.A. as forward purchaser (in such capacity, the “Forward Purchaser”) (the “Equity Distribution Agreement”) relating to the issuance and sale by the Company through or to the Manager, as sales agent and/or principal, of shares of common stock of the Company, par value $0.01 per share, having an aggregate gross sales price of up to $1,000,000,000 (the “Securities”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Equity Distribution Agreement. 1. Joinder. Each of the undersigned hereby acknowledges that it has received a copy of the Equity Distribution Agreement and acknowledges and agrees with the Manager and Forward Purchaser, as applicable, that by its execution and delivery hereof it shall (i) join and become a party to the Equity Distribution Agreement; (ii) be bound by all covenants, agreements, indemnities, representations, warranties and acknowledgments applicable to such party as set forth in and in accordance with the terms of the Equity Distribution Agreement; and (iii) perform all obligations and duties as required of it in accordance with the Equity Distribution Agreement. The undersigned hereby also agrees that all references to “Manager” or “Forward Purchaser,” as applicable, in the Equity Distribution Agreement shall include the undersigned, as applicable, and that the undersigned shall be bound by all provisions of the Equity Distribution Agreement containing such references. 2. Representations and Warranties. Each of the undersigned hereby represents and warrants that the representations and warranties set forth in the Equity Distribution Agreement applicable to such party are true and correct on and as of the date hereof (except to the extent any such representations and warranties expressly relate to a specific date, in which case as of such specific date) with the same force and effect as if such representations and warranties had been made as of the date of the Equity Distribution Agreement. 3. Counterparts. This Joinder Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Joinder Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Joinder Agreement. Each of the parties represents and warrants to the other parties that it has the corporate capacity and authority to execute this Joinder Agreement through electronic means and there are no restrictions for doing so in that party’s constitutive documents.

Annex III 4. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto. 5. Headings. The headings of the sections of this Joinder Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Joinder Agreement. 6. Applicable Law. This Joinder Agreement and any claim, controversy or dispute arising under or related to this Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Annex III IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the date set forth above. [Manager] By: _________________________ Name: Title: Dated: As Manager [Forward Purchaser] By: _________________________ Name: Title: Dated: As Forward Purchaser, solely as the recipient and/or beneficiary of certain representations, warranties, covenants and indemnities set forth in this Agreement

Exh. A Exhibit A Form of Opinion of Latham & Watkins LLP We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the sale of shares (the “Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”), (i) by the Company to or through BofA Securities, Inc., as sales agent, principal and/or, if applicable, forward seller, from time to time (in such capacity, the “Manager”), and/or (ii) by Bank of America, N.A. as forward purchaser (in such capacity, the “Forward Purchaser”), through the Manager as forward seller, from time to time, having an aggregate gross sales price of up to $1,000,000,000 (the “Maximum Program Amount”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2026 (Registration No. 333-296919) (as so filed and as amended, the “Registration Statement”), a base prospectus, dated June 18, 2026 and included in the Registration Statement (the “Base Prospectus”), a prospectus supplement, dated [  ], 2026 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), an equity distribution agreement dated [  ], 2026 (the “Equity Distribution Agreement”) among each of you and the Company, and a master confirmation agreement dated [  ], 2026 (the “Master Confirmation Agreement”) between the Forward Purchaser and the Company substantially in the form attached as Annex II to the Equity Distribution Agreement, including the possible entry by the Company into (i) one or more share purchase transactions with the Manager as set forth in one or more separate letter agreements, each in substantially the form attached as Annex I to the Equity Distribution Agreement (each a “Terms Agreement” and, collectively, the “Terms Agreements”) and/or (ii) one or more forward share purchase transactions with the Forward Purchaser as set forth in one or more separate transaction supplements, each in substantially the form attached as Annex C to the Master Confirmation Agreement (each a “Transaction Supplement” and, collectively, the “Transaction Supplements” and each Transaction Supplement together with the Master Confirmation Agreement, a “Confirmation” and collectively the “Confirmations”). Any Shares issued and sold by the Company to or through the Manager are herein called the “Direct Shares,” any Shares sold by the Forward Purchaser through the Manager as forward seller are herein called the “Forward Hedge Shares” and any Shares delivered by the Company to the Forward Purchaser in settlement of all or any portion of the Company’s obligations under any Confirmation are called the “Confirmation Shares.” The reports and proxy statement filed by the Company with the Commission and incorporated by reference in the Registration Statement, or the Prospectus, are herein called the “Incorporated Documents.” References herein to the Registration Statement or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(b) of the Equity Distribution Agreement. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specified fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:

Exh. A (a) The Equity Distribution Agreement, the form of Terms Agreement, the form of Master Confirmation Agreement, the form of Transaction Supplement, the Registration Statement, the Prospectus and the Incorporated Documents; (b) The indentures, notes, loan agreements, and other written agreements and instruments creating, evidencing or securing indebtedness of the Company for borrowed money, identified to us by an officer of the Company as material to the Company and listed in Exhibit A hereto (the “Specified Agreements”); (c) certain resolutions of the pricing committee of the Board of Directors of the Company; and (d) such other instruments and documents as we have deemed advisable for purposes of the opinions hereinafter expressed. Except as otherwise stated herein, as to factual matters we have, with your consent, relied upon the foregoing and upon oral and written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company in the Equity Distribution Agreement, the form of Terms Agreement, the form of Master Confirmation Agreement and the form of Transaction Supplement. We have not independently verified such factual matters. In our examination, we have assumed the genuineness of all signatures, including any endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. We are opining as to the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to registered public offerings of common stock pursuant to an “at the market offering” under Rule 415 of the Act and related forward stock purchase transactions. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Equity Distribution Agreement or the legal or regulatory status of any of their affiliates. Various issues pertaining to the laws of the State of Oklahoma are addressed in the opinion of GableGotwals, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters. Subject to the foregoing and the other matters set forth herein, as of the date hereof:

Exh. A 1. The (i) execution and delivery of the Equity Distribution Agreement by the Company, (ii) assuming the Terms Agreement has been executed and delivered on or before the date hereof in accordance with the terms of the Equity Distribution Agreement, the issuance and sale of the Direct Shares by the Company to or through the Manager, as sales agent and/or principal, pursuant to the Equity Distribution Agreement and/or any Terms Agreement, (iii) the execution and delivery of the Master Confirmation Agreement by the Company, and (iv) assuming the Confirmation has been executed and delivered on or before the date hereof in accordance with the terms of the Master Confirmation Agreement, the issuance and delivery of the Confirmation Shares by the Company to the Forward Purchaser pursuant to any Confirmation, in each case do not, on the date hereof: (i) result in the breach of or a default under any of the Specified Agreements; (ii) violate any federal or New York State statute, rule or regulation applicable to the Company; or (iii) require any consents, approvals, or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal or New York State statute, rule or regulation applicable to the Company on or prior to the date hereof that have not been obtained or made. 2. The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at http://www.sec.gov/litigation/stoporders.shtml, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act. 3. The Registration Statement at [  ], 2026, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete. 4. The Company is not, and immediately after giving effect to (i) the sale by the Company of Direct Shares and/or the sale by the Forward Purchaser through the Manager of Forward Hedge Shares with an aggregate gross sales price of up to the Maximum Program Amount, in each case in accordance with the Equity Distribution Agreement, (ii) the sale and delivery by the Company of the Confirmation Shares to the Forward Purchaser in full physical settlement of the Company’s obligations under the applicable Confirmation, assuming such Confirmation Shares were sold and delivered to the Forward Purchaser on the date hereof in accordance with the terms of such Confirmation, and (iii) the application of the proceeds from the

Exh. A sale of such Direct Shares and/or Confirmation Shares as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. 5. Assuming the due authorization by the Company of the Master Confirmation Agreement by all necessary corporate action required under the charter and bylaws of the Company and the laws of the state of Oklahoma, the Company has duly executed and delivered the Master Confirmation Agreement and the Master Confirmation Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms. 6. Assuming the due authorization by the Company of each Transaction Supplement by all necessary corporate action required under the charter and bylaws of the Company and the laws of the state of Oklahoma, when duly executed and delivered by the Company, each Transaction Supplement will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms. [Assuming the due authorization by the Company of each Transaction Supplement by all necessary corporate action required under the charter and bylaws of the Company and the laws of the state of Oklahoma, each Transaction Supplement executed and delivered by the Company on or before the date hereof constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.]4 Our opinions are subject to: (a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors; (b) (1) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), (2) concepts of materiality, reasonableness, good faith and fair dealing and (3) the discretion of the court before which a proceeding is brought; (c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification or exculpation of, or contribution to, a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (d) we express no opinion or confirmation as to federal or state securities laws (except as expressly set forth in paragraphs 2, 3 and 4 as to federal securities laws), tax laws (except as set forth in our letter to you of even date with respect to certain tax matters), antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, laws and regulations relating to commodities trading, futures and swaps; Financial Industry Regulatory Authority rules; National Futures Association rules; or the rules of any stock exchange, clearing organization, designated contract market or other regulated entity for trading, processing, clearing or reporting transactions in securities, commodities, futures or swaps, export control, anti-money laundering, and anti-terrorism laws, and laws governing 4 NTD: To be covered in subsequent opinions once there are transactions entered into.

Exh. A foreign investments in the United States (without limiting other laws or rules excluded by customary practice). [In addition to expressing no opinion with respect to any of the laws or rights listed in the two immediately preceding paragraphs, with regard to our opinion expressed in numbered paragraphs 5 and 6, we express no opinion with respect to the enforceability of any Confirmation, except with respect to: (1) The Company’s obligations under Section 2 of such Confirmation to deliver certain numbers of Confirmation Shares and/or pay certain amounts of cash to the Forward Purchaser; (2) The Company’s obligations under Sections 2 and 6 of such Confirmation to deliver or, when applicable, to cause another party to deliver, notice in specified formats, at specified times and containing specified information; (3) The Company’s representations, warranties and agreements under Section 5 of such Forward; (4) The Company’s obligations under Section 2 of such Confirmation to use certain specified delivery methods; and (5) The Company’s obligations under Section 12 and Annex A of such Forward Confirmation to take certain actions if the conditions set forth in the first paragraph of such Section 12 are satisfied.] Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency and (iii) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination. This letter is furnished only to you in your capacity as Manager and Forward Purchaser under the Equity Distribution Agreement and is solely for your benefit as such in connection with the transactions referenced in the first paragraph of this letter. This letter may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you) without our prior written consent, which may be granted or withheld in our sole discretion.

Exh. B Exhibit B Form of Opinion of GableGotwals We have acted as special counsel to ONEOK, Inc., an Oklahoma corporation (the “Company”), in connection with the Equity Distribution Agreement dated as of [●], 2026 (the “Equity Distribution Agreement”), among the Company, the Manager and the Forward Purchaser named in the Equity Distribution Agreement relating to the issuance and sale by the Company through or to the Manager, as sales agent and/or principal, of shares of common stock of the Company, par value $0.01 per share, having an aggregate gross sales price of up to $1,000,000,000.00 (the “Offered Shares”), pursuant to the Equity Distribution Agreement. Capitalized terms used but not defined in this opinion letter have the meanings provided to them in the Equity Distribution Agreement. We are furnishing this opinion letter to you under Section 6(c) of the Equity Distribution Agreement. In rendering the opinions set forth herein, we have examined and relied on originals or electronic, photostatic or reproduction copies, certified or otherwise identified to our satisfaction, of the following: (b) the Prospectus; (c) the Company’s Amended and Restated Certificate of Incorporation, as amended; (d) the Company’s Amended and Restated Bylaws ((c) and (d) together, the “Governing Documents”); (e) a certificate dated the date hereof (the “Opinion Support Certificate”), executed by an officer of the Company; (f) resolutions of the Pricing Committee of the Board of Directors relating to, among other things, the Transaction Documents and the issuance and sale of the Shares, certified by the Company’s Secretary as being duly adopted on [●], 2026 and in effect at all times from the date of their adoption through and including the date hereof (g) the Equity Distribution Agreement; (h) form of Terms Agreement; (i) executed copies of the Master Forward Confirmation, dated as of [●], 2026, between the Company and Forward Purchaser (collectively, the “Forward Confirmation,” and, together with the Equity Distribution Agreement, the “Transaction Documents”); (j) each of the agreements and other instruments identified on the attached Schedule 1, which have been certified in the Opinion Support Certificate as being every debt indenture, mortgage, deed of trust, loan or credit agreement, and financing lease that is both (i) material in relation to the business, operations, affairs, financial condition, assets, or properties of

Exh. B the Company and its subsidiaries, considered as a single enterprise and (ii) an instrument by which the Company or any of its subsidiaries are bound or by which any of their respective properties are bound or affected (collectively, the “Applicable Agreements”); and (k) each of the orders or decrees of governmental authorities identified on the attached Schedule 2, which have been certified in the Opinion Support Certificate as being every order or decree of any governmental authority by which the Company or any of its subsidiaries or any of their respective properties are bound, that is material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its subsidiaries, considered as a single enterprise, other than those orders or decrees issued in the ordinary course of the Company’s or its subsidiaries’ businesses relating to the operation of their respective businesses or assets and not relating to the issuance of securities by the Company or its subsidiaries (collectively, the “Applicable Orders”). We have also examined originals or copies of records of the Company and other agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified, electronic, photostatic or reproduction copies. As to any facts material to the opinions and statements expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of the Company (including without limitation the facts certified in the Opinion Support Certificate) and (ii) statements and certifications of public officials and others. Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: 1. The Company is organized and validly existing as a corporation and in good standing under the laws of the State of Oklahoma, with the corporate power and authority to (i) offer, issue, sell and deliver the Offered Shares in accordance with the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation, (ii) perform all of its other obligations under the Equity Distribution Agreement (including any Terms Agreement), the Master Confirmation Agreement and each Transaction Supplement and (iii) carry on its business and own its properties as described in the Prospectus. 2. The Offered Shares have been duly authorized for issuance and sale and, when issued and delivered by the Company against payment therefor in accordance with the terms of the Equity Distribution Agreement (including any Terms Agreement) will be validly issued, fully paid and non- assessable. The maximum number of shares initially issuable under each Confirmation have been duly authorized and, upon issuance pursuant to the terms of such Confirmation, such shares will be validly issued, fully paid and non- assessable. 3. The Company has duly authorized, executed and delivered the Equity Distribution Agreement.

Exh. B 4. The Company has duly authorized the Terms Agreement. 5. The Company has duly authorized, executed and delivered the Master Confirmation Agreement. 6. The Company has duly authorized each Transaction Supplement and, when executed and delivered by the Company. 7. The execution and delivery of, and the consummation of the transactions (including, without limitation, the offering, issuance, sale and delivery of the Offered Shares) contemplated by the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation, will not contravene (i) the Governing Documents, or (ii) any provision of applicable laws of the State of Oklahoma, the contravention of which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or its ability to consummate such transactions. 8. None of (i) the execution and delivery of, or the incurrence or performance by the Company of its obligations under the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation in accordance with its terms, or (ii) the offering, issuance, sale and delivery of the Offered Shares under the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation, (A) constituted, constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any Applicable Agreement, (B) resulted, results or will result in the creation of any security interest in, or lien upon, any of the property or assets of the Company under any Applicable Agreement, or (C) resulted, results or will result in the contravention of any Applicable Order or applicable law. 9. No consent, approval, license, authorization or validation of, or filing, recording or registration with, any executive, legislative, judicial, administrative or regulatory body of the State of Oklahoma, pursuant to applicable laws of the State of Oklahoma, other than those already obtained or made and in full force and effect, is required to authorize, or is required for (i) the execution and delivery by the Company of the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation, or the performance by the Company of its obligations thereunder; or (ii) the enforceability of the Equity Distribution Agreement (including any Terms Agreement) and each Confirmation. 10. To our knowledge, there are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Act or by the General Rules and Regulations, as currently in effect under the Act (the “Rules and Regulations”), that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations. 11. To our knowledge and except as set forth or incorporated by reference in the Registration Statement, there are no legal or governmental proceedings pending or threatened in writing against the Company that would be required by Item 103 of Regulation S-K to be disclosed in a Registration Statement on Form S-1.

Exh. B 12. The statements set forth in the Prospectus under the heading “Description of Capital Stock,” insofar as such statements purport to summarize the provisions of laws or documents referred to therein relating to the Offered Shares and reviewed by us as described above, fairly summarize in all material respects such laws or documents. 13. Except as described in the Prospectus, the Offered Shares are free of any preemptive rights, resale rights, or rights of first refusal under (i) the Governing Documents, (ii) the applicable laws of the State of Oklahoma, or (iii) the Applicable Agreements. 14. Other than as described or incorporated by reference in the Registration Statement or the Prospectus, or as have been waived, no person has the right, under any Applicable Agreement, to cause the Company to register under the Act any Offered Shares or any other equity interest in the Company or to include any such Offered Shares or interest in the Registration Statement. Our opinions expressed herein are subject to the following qualifications: (i) In rendering the opinions set forth above regarding the Applicable Agreements, we do not express any opinion as to whether the execution or delivery of the Transaction Documents or the incurrence or performance by the Company of its obligations thereunder will constitute a violation of, or a default under or as a result of, any covenant, restriction, or provision with respect to any financial ratio or test or any aspect of the financial condition or results of operation of any of the Company or its subsidiaries. (ii) Except as set forth in paragraphs 10 and 11 above, our opinions expressed above are limited to the laws of the State of Oklahoma, and we express no opinion with regard to any matter that may be governed by the law of any jurisdiction other than the State of Oklahoma. (iii) Except as specifically noted in this opinion, we have not (i) made any independent review or special investigation concerning any agreements, instruments, encumbrances, orders, judgments, or decrees by which the Company or its subsidiaries are specifically bound, or (except with respect to the general application of the laws of the State of Oklahoma) any laws, rules or other regulations by which the Company or its subsidiaries are bound; (ii) made any independent investigation as to the existence of any litigation, tax claims, actions, suits, investigations or disputes, if any, pending or threatened against the Company or its subsidiaries; or (iii) made any other independent investigation of factual matters. (iv) References herein to “applicable laws” mean those laws, rules and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents, without our having made any special investigation as to the applicability of any specific law, rule or regulation; provided, however, that such references do not include any municipal or other local laws, rules or regulations, or any antifraud, environmental, labor, tax, insurance or antitrust laws, rules or regulations. (v) Our opinion in paragraph 1 as to the Company’s existence and good standing is based solely on a certificate of good standing from the Secretary of State of the State of Oklahoma for the Company, dated as of a recent date.

Exh. B (vi) With respect to the opinion expressed in paragraph 11 above, in addition to obtaining factual certifications in the Opinion Support Certificate, we have endeavored, to the extent we have believed necessary, to determine from certain lawyers currently in our firm who have performed substantive legal services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending or threatened legal proceedings of the nature referred to in paragraph 11 above. Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company or its transactions or any other investigation with respect to the statement in paragraph 11. (vii) The opinions herein are limited to the matters expressly set forth in this letter, and no opinion is implied or may be inferred beyond the matters expressly so stated. This opinion is being furnished to you pursuant to the terms of the Equity Distribution Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person, including any purchaser of any Offered Shares from you and any subsequent purchaser of any Offered Shares, without our express written permission. The opinions expressed herein are as of the date hereof only and are based on laws, orders, contract terms and provisions, and facts as of such date, and we disclaim any obligation to update this opinion letter after such date or to advise you of changes of facts stated or assumed herein or any subsequent changes in law.